
As filed with the Securities and Exchange Commission on September 23, 2003

Registration No. 333-102936


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


PRE-EFFECTIVE AMENDMENT NO. 3


FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FREEDOM DEPOSITORY, LLC

(Exact name of Registrant as specified in governing instruments)

Delaware (State or other jurisdiction of incorporation or organization)	72-1545842 (I.R.S. Employer Identification No.)


7801 North Capital of Texas Highway, Suite 300

Austin, Texas  78731

(512) 342-3000

(Address of principal executive offices)

Sean A. Dobson

President

FREEDOM DEPOSITORY, LLC

7801 North Capital of Texas Highway, Suite 300

Austin, Texas  78731

(512) 342-3000

(Name and address of agent for services)


Copy to:

Gail G. Watson, Esq.

McKee Nelson LLP

5 Times Square

New York, New York  10036

(917) 777-4320

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE


Proposed Title of Securities Being Registered	Amount to be Registered (1)	Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)
Freedom Certificates (Issuable in Series)	$1,000,000,000	100%	$1,000,000,000	$80,911.10

_____________

(1)

Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price.

(2)

$92 of which has been previously paid.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement thereafter shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement includes a basic prospectus with a corresponding form of prospectus supplement for offering series of certificates representing the entire beneficial ownership interest in various trusts to be created from time to time, the assets of which will consist primarily of a publicly issued, investment grade fixed income debt security or pool of such debt securities together with certain other assets as described herein deposited in trust by Freedom Depository, LLC.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion Dated ______________, 2003

Prospectus Supplement

(To Prospectus Dated _______________, 2003)


Freedom CertificatesSM, Series 2003 - [ ]
(Underlying Securities Will Be _____ Issued by _____)


FREEDOM DEPOSITORY, LLC

Depositor

	Principal Balance	Certificate Rate	Price to Public	Underwriting Discount
[Class [ ] certificate]	$_____________	[%] [Variable] Pass Through Rate	100.00%	____%
[Class [ ] certificate]	$_____________	[%] [Variable] Pass Through Rate	100.00%	____%

________________________

THE CERTIFICATES REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ANY OTHER ENTITY.	The issuer • is a trust formed pursuant to a trust agreement between the trustee and us; and • will issue ___ classes of certificates, [all of which (except the class [ ])] are offered hereby.

The Freedom Certificates

•

represent beneficial ownership interests in the assets of the issuer, which consist [primarily] of a [pool of] [security] [securities] that are described herein;

•

currently have no trading market; and

•

are not insured or guaranteed by any governmental agency.

YOU SHOULD REVIEW THE INFORMATION IN “RISK FACTORS” ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 3 IN THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus.  This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from us.  See “Underwriting” in this prospectus supplement.  The offered certificates will be issued in book-entry form only through The Depository Trust Company on or about _____________, 2003.

________________________

Amherst Securities Group, L.P.

____________, 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY OF PRINCIPAL ECONOMIC TERMS

S-4

SUMMARY INFORMATION Q&A

S-8

FORMATION OF THE ISSUER

S-13

RISK FACTORS

S-13

DESCRIPTION OF THE CERTIFICATES

S-14

DESCRIPTION OF THE DEPOSITED ASSETS

S-19

[DESCRIPTION OF CREDIT SUPPORT]

S-25

YIELD ON THE CERTIFICATES

S-27

DESCRIPTION OF THE TRUST AGREEMENT

S-27

CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

S-31

[MATERIAL FEDERAL INCOME TAX CONSEQUENCES

S-31

[MATERIAL STATE TAX CONSEQUENCES

S-31

ERISA CONSIDERATIONS

S-31

METHOD OF DISTRIBUTION

S-32

RATINGS

S-33

LEGAL OPINIONS

S-33

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

S-34

PROSPECTUS

RISK FACTORS

3

FREEDOM DEPOSITORY, LLC

6

USE OF PROCEEDS

6

FORMATION OF THE ISSUER

6

MATURITY AND YIELD CONSIDERATIONS

7

DESCRIPTION OF THE CERTIFICATES

9

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

26

DESCRIPTION OF THE TRUST AGREEMENT

45

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

56

STATE AND LOCAL TAX CONSIDERATIONS

75

ERISA CONSIDERATIONS

75

PLAN OF DISTRIBUTION

78

LEGAL OPINIONS

79

WHERE YOU CAN FIND MORE INFORMATION

79

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

80

REPORTS TO CERTIFICATEHOLDERS

80


You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption “Index of Terms for Prospectus Supplement” beginning on page ____ in this document and under the caption “Index of Terms for Prospectus” beginning on page ____ in the accompanying prospectus.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES, AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES.  FOR A DESCRIPTION OF THESE ACTIVITIES, SEE “METHOD OF DISTRIBUTION” HEREIN.

_______________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

SUMMARY OF PRINCIPAL ECONOMIC TERMS

This summary highlights the principal economic terms of the certificates being issued by the issuer and of the underlying securities.  It does not contain all of the information that you eed to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full.  Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the “Index of Terms”.

The Certificates

The Issuer	Freedom Certificates Trust Series 2003-[ ]. The issuer will be a trust formed pursuant to a trust agreement between the trustee and us.
Trustee	[ ], as trustee.
Securities Offered	Freedom Certificates, Series 2003-[ ], consisting of class [ ] certificates[,] [and] class [ ] certificates [and specify others].
[Initial certificate Principal Balance] [Notional Amount]	Class [ ]: [$] [ ]. Class [ ]: [$] [ ].
Final Scheduled Distribution Date	Class [ ]. Class [ ].
Pass-Through Rates

[The rates applicable to the calculation of the interest distributable on any distribution date on the variable pass-through certificates [(other than the class [ ] certificates)] will be calculated as follows:  [describe method for determining variable rates].  The pass-through rate for the class [ ] variable pass-through certificates during the initial accrual period will be [,] [and] the class [ ] certificates [and specify others] are approximately [   ]% [,] [and] [   ]% [and [   %] per annum, respectively.]  [The pass-through rate applicable to the calculation of the interest distributable on any distribution date on the [specify classes] fixed rate pass-through certificates is fixed at [    ]% [and [   ]% respectively,] per annum.]

Deposited Assets

The deposited assets will consist of the underlying securities [and describe any assets that relate to the underlying securities].  See “-The Underlying Securities” [, “-Other Deposited Assets”] and “Description of the Deposited Assets” below.

Original Issue Date	[ ].
Cut-off Date	[ ].
Distribution Date	[ ], commencing [ ].
Record Date	The [ ] day immediately preceding each distribution date.
Interest Accrual Periods	[Monthly] [Quarterly] [Semi-annually] (or, in the case of the first interest accrual period, from and including the original issue date to but excluding the first distribution date).
Form of Security

[Book-entry certificates with The Depository Trust Company].  See “Description of the Certificates - Definitive Certificates.”  Distributions will be settled in [immediately available (same-day)] [clearinghouse (next-day)] funds.

Ratings

[ ] by [ ] [and [ ] by [ ]].  [Specify specific ratings requirements for particular classes, including the extent to which the issuance of the certificates of a given class is conditioned upon satisfaction of the ratings of each other class of certificates.] See “Ratings.”

Collection Period	With respect to a distribution date, the period beginning on [ ] and ending at the close of business on [ ].
The Underlying Securities
Underlying Securities

[A [ ]%] [fixed rate] [floating rate] [investment grade, as of the Closing Date (as defined herein) publicly traded debt security due [ ]] [A pool of publicly issued [investment grade, as of the Original Issuance Date, debt securities of various issuers] [asset-backed securities] [United States treasury securities] [debt securities of various United States government sponsored entities], exclusive of any retained interest [in/having] an aggregate principal amount of [$][ ].

Underlying Securities Issuer	[Specify issuer] [Pool of various domestic corporations, limited liability companies, trusts, banking organizations and insurance companies.]
Underlying Securities Original Issue Date	[ ].
Amortization	[Describe amortization schedule, if any].
Underlying Securities Payment Dates	[ ], commencing [ ].
Underlying Securities Rate	[ % per annum.] [A [weighted average] rate per annum equal to [specify interest rate formula for debt security].]
Underlying Securities Interest Accrual Periods	[Monthly] [Quarterly] [Semi-annually].
Priority	[Describe payment seniority of any of underlying securities].
Security	[Describe existence of any security for obligations or state that underlying securities are unsecured].
Redemption/Put/Other Features	[Describe existence of any redemption, put, or other material features applicable to the underlying securities].
Form of Security	Book-entry debt securities with The Depository Trust Company [listed on the [New York] [American] Stock Exchange [specify other listing]].
[Underlying Securities Trustee]	[ ]. The underlying securities have been issued pursuant to an indenture between [ ], as the underlying securities trustee, and the issuer of the underlying securities].
[Fiscal and Paying Agent]	[ ] [The underlying securities have been issued pursuant to a fiscal and paying agency agreement, between [ ] and the issuer of the underlying securities] [specify other agreement].
Ratings	[ ] by [ ] [and [ ] by [ ]]. See “Description of the Underlying Securities-Ratings of Underlying Securities.”
Other Deposited Assets

[Provide similar tabular summary description of the principal economic terms of any credit support or other material asset].

SUMMARY INFORMATION Q&A

The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

What are the Freedom Certificates?

These certificates represent beneficial ownership interests in the assets of the issuer.  Each certificate will entitle the holder to receive [quarterly, semi-annual, annual] cash distributions as described in this prospectus supplement.  The certificates will be issued pursuant to a trust agreement.  The certificates will consist of [ ] classes, designated as class [ ] certificates [and] [,]class [ ] certificates [and [specify other classes]], [all] [all but the class [ ] certificates] of which are being offered hereby.  All payments on the certificates will come solely from the [deposited assets/underlying securities].

The Certificate Principal Balance of a certificate outstanding at any time represents the maximum amount that the certificateholder is entitled to receive as distributions allocable to principal.  The Certificate Principal Balance of a certificate will decline to the extent distributions allocable to principal are made to holders.

[The class [ ] certificates, which are not being offered hereby, have in the aggregate an initial certificate principal balance of [$] (approximate) and a [fixed/variable] pass-through rate [of [  ]%].  The class [ ] certificates represent the right to receive distributions in respect of their Certificate Principal Balance and interest thereon at their applicable pass-through rate.]  Shortfalls in collections with respect to the Deposited Assets will be allocated solely to the class [ ] certificates to the extent provided in this prospectus supplement and, thereafter, will be allocated among the certificates and the class [ ] certificates, as provided in this prospectus supplement.  [The holders of the class [     ] certificates have the right after the [    ] Distribution Date to purchase the class [     ] certificates].  [The class [ ] certificates will be transferred by us to the dealer or an affiliate on or about [              ], [2003], and may be sold at any time in accordance with any restrictions in the Trust Agreement.]]

Who is the Issuer?

The issuer is Freedom Certificates Trust Series 2003-[ ], which is a trust that will be formed pursuant to the [standard terms for trust agreement, as amended and supplemented by the series agreement].  [              ] is the trustee under the trust agreement and will receive compensation as set forth in an agreement between the trustee and us.

Who is the Depositor?

Freedom Depository, LLC, a limited liability company formed in the State of Delaware on January 29, 2003 as a limited purpose subsidiary of Amherst Securities Group, L.P., is the depositor and will deposit the [deposited assets/underlying securities] with the trustee and the trustee, on behalf of the certificateholders, will accept the [deposited assets/underlying securities].  See “Freedom Depository” in the accompanying prospectus.  Amherst Securities Group, L.P., [the/an underwriter of this offering] is our parent.

What are the Issuer’s Assets?

The initial assets of the issuer will be $[      ] of [United States treasury securities] [or] [Name such obligor] is a [U.S. government-sponsored entity] [specify other] whose principal executive offices are located at [specify address].  The obligor [makes available to the public upon request certain annual financial and other information] [or] [Name such obligor] is [a U.S. corporation whose principal executive offices are located at [specify address]].  [The obligor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC].  See “Description of the Deposited Assets.”

The deposited assets will also include [describe any assets that are incidental or relate to the underlying securities, including cash, cash equivalents, guarantees, letters of credit, financial insurance, hedging contracts such as puts, calls, interest rate and other basis swaps, floors, caps, and collars] [describe any other types of credit enhancements] (such assets, together with the underlying securities are referred to as the deposited assets.  See “Description of the [Deposited Assets] [Underlying Securities].”  [The certificateholders of the [specify particular classes] certificates will have the benefit of [describe credit support] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the deposited assets, including providing certain coverage with respect to losses.]

[Interest] on the underlying securities accrue[s] at the underlying securities rate for each underlying securities accrual period and is payable on each underlying securities payment date.  The entire principal amount of the underlying securities will be payable on the underlying securities final payment date.  [The underlying securities have a remaining term to maturity of approximately [      ] years.]  [As of the cut-off date, the pool of underlying securities have a weighted average [interest] rate of [ ]% and a weighted average remaining term to maturity of approximately years.  [Approximately [ ]% [specify if greater than 10%] of such underlying securities consist of debt securities of [name issuer].]

When Will You Receive Distributions?

If you purchase the certificates, you will be entitled to receive on each Distribution Date, to the extent of available funds, after payment of the expenses of the trustee and its respective agents up to the allowable expense amount,

•

[in the case of each class of certificates other than the class [ ] certificates,] distributions allocable to interest at the applicable pass-through rate on the applicable certificate principal balance,

•

[in the case of each class of certificates other than the class [ ] certificates,] distributions allocable to principal, and

•

[in the case of each class of certificates other than the class [ ] certificates,] distributions allocable to premium (if any) in an amount equal to all payments of premium (if any) received on the underlying securities for the applicable collection period.

Distributions will be made to certificateholders only if, and to the extent that, payments are made with respect to the [deposited assets] [underlying securities].  [The holders of the class [ ] certificates will be entitled to receive on each distribution date distributions allocable to interest in an amount equal to [describe stripped interest].]  [The holders of the class [ ] certificates will not be entitled to receive any distributions allocable to principal or premium (if any).]  See “Description of the Certificates--Distributions.”

What Happens if the Trustee Receives Funds After the Distribution Payment Date?

If a payment with respect to the underlying securities is made to the trustee after the underlying securities payment date on which payment was due, then the trustee will distribute any such amounts received on the next occurring business day as if the funds had constituted available funds on the immediately preceding distribution date; provided, however, that the record date for such distribution date shall be [five business days prior to the day on] which the related payment was received from the underlying securities trustee.

What Happens if There is a Payment Default on the Underlying Securities?

The trustee, on behalf of the certificateholders will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted underlying securities.  If recovery on a defaulted underlying security under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted underlying security.

In What Form Will the Certificates Be Issued?

Except in limited circumstances, the certificates will be represented by one or more global securities that will be deposited with and registered in the name of Depository Trust Company or its nominee.  This means that you will not receive a certificate for your certificates.  The certificates will be ready for delivery through Depository Trust Company on or about the date set forth in this prospectus supplement.

[Are the Rights of Certificateholder Subordinated?]

[The rights of the holders of the class [ ] certificates [and specify other classes] to receive distributions of principal, premium (if any), and interest with respect to the Deposited Assets will be subordinated to the rights of the holders of the other classes of certificates with respect to losses attributable to principal, premium (if any) and interest realized on a Deposited Asset (such losses, “Realized Losses”).  See “Description of the Certificate--Allocation of Losses; Subordination.”]

[When Can the Issuer be Terminated?]

The issuer will be terminated upon the earlier of the final payment or the liquidation of the last Deposited Asset or the purchase of all the Deposited Assets by [us at a price equal to the [principal amount] of the underlying securities all the deposited assets on any distribution date on which the aggregate [principal amount] of the underlying securities remaining in the issuer is less than [10%] of the aggregate [principal amount] of the deposited assets as of the cut-off date.]  [Specify other purchaser and conditions if applicable.]  [Specify other termination provisions if applicable.]  See “Description of the Trust Agreement-Termination” herein and “Description of Trust Agreement-Termination” in the prospectus.

How Will the Certificates be Treated for Income Tax Purposes?

The issuer will be classified for Federal income tax purposes [as a grantor trust] [as a partnership] [as a financial asset securitization investment trust] [other] and not as an association taxable as a corporation.  See “Material Federal Income Tax Consequences.”

Will the Certificates be Rated?

It is a condition to the issuance of the certificates that the certificates have the ratings specified above under “Summary of Principal Economic Terms--The Certificates-Ratings.”  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  A security rating does not address the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the deposited assets, the corresponding effect on yield to investors [or whether investors in the class [ ] certificates may fail to recover fully their initial investment].  See “Ratings.”

Where Can You Find More Information About the Underlying Securities?

[The underlying securities issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means that it files periodic reports, including reports on Forms 10-K and 10-Q, and other information with the Securities and Exchange Commission.  You can read and copy these reports and other information at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549.  You may obtain copies of this material for a fee by writing to the SEC’s Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549.  You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access this information electronically by means of the SEC’s website on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information that the underlying securities issuer has filed electronically with the SEC. In addition, you may inspect reports and other information concerning the underlying securities issuer at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.]

[The underlying securities issuer filed with the SEC a registration statement on Form S-3 (the “registration statement,” which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the underlying securities.  The prospectus relating to the underlying securities does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to the underlying securities issuer you should refer to the registration statement and its exhibits.  Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.]

[[Name of GSE] is not subject to the informational requirements of the Exchange Act.  Financial and other information comparable to that required of Exchange Act reporting entities, however, can be obtained by [     ]].

[In July 2002, Freddie Mac announced that it will voluntarily become subject to the informational reporting requirements in the Exchange Act.  It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2003.]

[In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act.  Fannie Mae is expected to file a Form 10 with an appended Form 10-K in early 2003.]

You should not rely on this prospectus supplement for information with respect to the underlying securities issuer.  This prospectus supplement sets forth certain relevant terms with respect to the underlying securities, but does not provide detailed information with respect to the underlying securities or the underlying securities issuer.  This prospectus supplement relates only to the certificates offered hereby and does not relate to the underlying securities.

No investigation with respect to the underlying securities issuer (including, without limitation, no investigation as to its financial condition or creditworthiness) or of the underlying securities has been made.  You should obtain and evaluate the same information concerning the underlying securities issuer as you would obtain and evaluate if you were investing directly in the underlying securities or in other securities issued by the underlying securities issuer.  None of the depositor, the trustee, the underwriter, or any of their affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of the underlying securities issuer filed with the SEC or otherwise made publicly available or considered by you in making your investment decision in connection therewith.

FORMATION OF THE ISSUER

The Issuer will be formed pursuant to the Trust Agreement (including the series [ ] supplement) between the Trustee and us.  At the time of the execution and delivery of the series [ ] supplement, we will deposit with the Trustee the [Deposited Assets/Underlying Securities], and the Trustee, on behalf of the certificateholders, will accept such [Deposited Assets/Underlying Securities] and will deliver the certificates in accordance with our instructions.  The Trustee will hold the [Deposited Assets/Underlying Securities] for the benefit of the certificateholders.

The Underlying Securities will be purchased by us in the secondary market (either directly or through one of our affiliates).  The Underlying Securities (other than underlying securities which are issued by the United States of America) will not be acquired from [name of the issuer] as part of any distribution by or pursuant to any agreement with such issuer. [name of issuer] is [not] participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to us or the issuance of the certificates.  [Neither we nor any of our affiliates participated in the initial public offering of the Underlying Securities] [Amherst Securities Group, L.P.] our parent, participated in the initial public offering of the Underlying Securities as a [co-underwriter] [underwriter]].

RISK FACTORS

Absence of Information

Certificateholder will be exposed to the credit risk of the underlying security issuer [and the credit support provider].  Material information with respect to the underlying security issuer [and the credit support provider] is described in public filings prepared by the underlying security issuer and referred to in this prospectus supplement.  In addition, this section does not contain any risk factors relating to the underlying security issuer.

No investigation of the financial condition or creditworthiness of the underlying security issuer or any of its affiliates, or of any ratings of the underlying securities, has been made by the issuer of the certificates, the trustee, the depositor or any of their affiliates in connection with the issuance of the certificates.  You should consider carefully the underlying security issuer’s financial condition and its ability to make payments in respect of the underlying securities. We are not affiliated with the underlying security issuer and have not performed any due diligence investigation or review of the underlying security issuer.  You should undertake an independent investigation of the underlying security issuer to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the certificates.

For information regarding the material terms of the underlying securities, please refer to page [S-___].

Certificates May Not Be Actively Traded

[The Certificates are not required or expected to be listed on any securities exchange or quoted on any automated quotation system.  There may be little or no secondary market for the Units.]  [Although the certificates have been approved for listing on the ____________ Exchange, it is not possible to predict whether the Certificates will trade in the secondary market.]  Even if there is a secondary market, it may not provide significant liquidity.]

Certificate Ratings

At the time of issue, the [Class ______] [list classes] certificates will be rated _____ by ______.  [The ratings on the Certificates correspond to the ratings on the [pool of] underlying securities [and other issuer property].]  The [ratings of the [pool of] underlying securities [and other issuer property] and the Certificates may change over time.  There is no guaranty that any such rating will not be lowered or withdrawn by the applicable rating agency in the future, which may adversely affect the value of the Certificates.]

Underlying Issuer is the Only Payment Source

The payments made by the underlying issuer on the underlying securities are the only source of payment for your Certificates.  The underlying issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the underlying issuer experience financial difficulties, this could result in delays in payment, partial payment or non-payment of your certificates.  In the event of nonpayment on the underlying securities by the underlying issuer, you will bear the risk of such nonpayment.

Possible Early Termination of the Trust

Should the underlying issuer cease to report under the Securities Exchange Act of 1934, as amended, the Trustee may be required to distribute in kind the underlying securities, or liquidate the underlying securities and distribute the proceeds to the certificateholders.  You may suffer a loss upon any such occurrence.  Further, you will not receive the benefit of any increase in value of the underlying securities above $[___] per certificate plus accrued and unpaid interest thereon.

[Describe risk factors applicable to the specific Underlying Securities, other Deposited Assets and any credit enhancement arrangements and the particular structure of the certificates being offered, including factors relating to the yield on the certificates and risks associated with the Deposited Assets (including any material risks as a result of any repurchase option or put related to such Underlying Securities) and the terms thereof, as described elsewhere herein.]  See “Risk Factors” and “Maturity and Yield Considerations” in the prospectus.

[The Underlying Securities are not guaranteed by the federal government or any agency or instrumentally thereof, other than the issuer of the Underlying Securities.]

DESCRIPTION OF THE CERTIFICATES

General

The certificates will consist of [ ] classes of certificates, designated as class [ ][,] [and] class [ ] [and class [ ]] certificates.  The certificates will be denominated and distributions with respect thereto will be payable in U.S. dollars.  The certificates represent in the aggregate the entire beneficial ownership interest in the related trust.  The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$][            ] (approximate) and a [     %] [Variable] Pass-Through Rate. The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$][            ] (approximate) and a [     %] [Variable] Pass-Through Rate. [The class [ ] certificates have in the aggregate an initial [Certificate Principal Balance] [Notional Amount] of [$][            ] (approximate) and a [     %] [Variable] Pass-Through Rate.]  [The class [ ] certificates, which are not being offered hereby, will be transferred by us to an affiliate or a third party on [_________], [2003] (the “Closing Date”), and may be sold at any time by us in accordance with the terms of the Trust Agreement.]

The certificates [(other than the class [ ] certificates [and specify others] (the “Definitive Classes”))] will be issued, maintained and transferred on the book-entry records of the Depository Trust Company (the “DTC”) and its Participants in minimum denominations of [$ ] and [integral multiples thereof] [multiples of [$ ] in excess thereof].  [The class [ ] certificates [and specify any others] will be offered in registered, certificated form, in minimum percentage interests corresponding to the initial Notional Amounts or Certificate Principal Balances, as applicable, of [$ ] and integral multiples thereof, except that one certificate of each such class may be issued with an initial Notional Amount or Certificate Principal Balance, as applicable, equal to an integral multiple of [$ ] plus the excess of the initial aggregate Notional Amount or Certificate Principal Balance, as applicable, of such class over the greatest integral multiple of [$ ] that is not more than such initial aggregate Notional Amount or Certificate Principal Balance, as applicable.]

The certificates [(other than the Definitive Classes of certificates)] will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by us, the “Clearing Agency”), except as provided below.  We have been informed by DTC that DTC’s nominee will be CEDE & Co.  No holder of any such certificate will be entitled to receive a certificate representing such person’s interest, except as set forth below under “-Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants.  See “-Definitive Certificates” below and “Description of Certificates-Global Securities” in the prospectus.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such certificates are credited.  Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights.  DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) we advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of certificates [(other than the Definitive Classes)] and we are unable to locate a qualified successor, or (2) we, at our option, elect to terminate the book-entry system through DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates.  Upon surrender by DTC of the definitive certificates representing the certificates [(other than the definitive classes of certificates)] and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the certificates.  Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Distributions

Collections on the Deposited Assets that are received by the Trustee for a given Collection Period pursuant to the collection procedures described herein and in the prospectus and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date to the following distributions in the following order of priority, solely to the extent of Available Funds (as defined below) on such Distribution Date:

•

to the Trustee, all unpaid fees and expenses of the Trustee and its respective agents, up to the Allowable Expense Amount (as defined below) for the related Collection Period,

•

to the [[providers of credit support (“Credit Support Providers”)] [swap counterparty], any amounts required to be paid or reimbursed to, or deposited with, any such person],

•

to the certificateholders of each class of such series, first, to the payment of Required Interest [and on a pro rata basis to the Credit Support Providers for the payment of any Credit Support Payments], and second, to the payment of Required Principal,

•

to the Trustee, all its remaining unpaid fees and expenses and those of its respective agents not otherwise paid pursuant as provided above,

•

[all remaining amounts, if any, to us].

If the Trustee has not received payment on the [Deposited Assets/Underlying Securities] on or prior to a Distribution Date, then the trustee will distribute any such amounts received on the next occurring business day as if the funds had constituted available funds on the immediately preceding distribution date; provided, however, that the record date for such distribution date shall be [five business days prior to the day on] which the related payment was received from the underlying securities trustee.  No additional amounts will accrue on the certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the [Deposited Assets/Underlying Securities Issuer] as a result of such delay shall be paid to the certificateholders to the extent such additional interest has been distributed by the Underlying Issuer and received by the Trustee.

All amounts received on or with respect to the [Deposited Assets/Underlying Securities], which are not distributed to certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments.  Income on such investments will constitute property of the Trust and shall be included in Available Funds.

For purposes hereof, the following terms have the following meanings:

[“Allowable Expense Amount” means, for any given Collection Period, the sum of (1) [$][   ], and (2) amounts in respect of the Allowable Expense Amount from the preceding Collection Period that have not been applied on the Distribution Date for such preceding Collection Period.]

“Available Funds” for any Distribution Date means the sum of (1) all amounts received on or with respect to the Deposited Assets (including investment income on Eligible Investments) received during the preceding Collection Period[,] [and] (2) amounts available as of such Distribution Date pursuant to the credit support described herein, [and (3) any additional amount that may be available from time to time according to the terms of the Trust Agreement for application as Available Funds].

“Eligible Investments” means, with respect to the certificates, those investments acceptable to the Rating Agency as being consistent with the rating of such certificates, as specified in the Trust Agreement.  Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

“Required Interest” for the certificates or any class thereof on any given Distribution Date means the accrued and unpaid interest on the outstanding Certificate Principal Balance [or Notional Amount] of such certificates, computed at the applicable Pass-Through Rate.

“Required Principal” for the certificates or any class thereof for any Distribution Date means the amount received on the Deposited Assets attributable to principal payments thereon during the related Collection Period, to the extent allocable to such certificates.

The Certificate Principal Balance of a certificate outstanding at any time represents the maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Underlying Securities, the other assets in the Issuer and any credit support obtained for the benefit of such holder.  The Certificate Principal Balance of any class of certificates [(other than the class [ ] certificates)] as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such certificate, and (b) any reductions in the Certificate Principal Balance deemed to have occurred in connection with allocations of (1) Realized Losses allocable to principal on the Underlying Securities, and (2) Extraordinary Issuer Expenses, as described herein.  [The Notional Amount of the class [ ] certificates as of any date of determination is equal to [specify amount].] [Holders of the class [ ] certificates are not entitled to receive any distributions allocable to principal.]

[Advances

Subject to the following limitations, the Trustee will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Funds for the Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest, net of that portion of the Available Funds attributable to fees and expenses of the Trustee, that were due during the related Collection Period and that were delinquent on the related Determination Date (any such advance, an “Advance”).

Advances are required to be made only to the extent they are deemed by the Trustee to be recoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds (as defined below).  The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.  The Trustee will not be required to make any Advances with respect to reductions in the amount of the payments on the Deposited Assets due to bankruptcy proceedings with respect to the Deposited Assets.

All Advances will be reimbursable to the Trustee from late collections, insurance proceeds, if any, and any proceeds from the liquidation of the Deposited Asset (“Liquidation Proceeds”) as to which such unreimbursed Advance was made.  In addition, any Advances previously made in respect of any Deposited Asset that are deemed by the Trustee to be nonrecoverable from related late collections, insurance proceeds, if any, or Liquidation Proceeds may be reimbursed to the Trustee out of any funds in the Certificate Account allocable to any of the Deposited Assets prior to the distributions on the certificates.

Allocation of Losses; Subordination [specify if necessary]

[The subordination described herein provided by the class [ ] certificates [and the class [ ] certificates] is designed to protect holders of the remaining classes of certificates from certain losses and other shortfalls with respect to the Deposited Assets.  As a result, losses and other shortfalls with respect to the Deposited Assets will be borne by the remaining classes of certificates, to the extent described below, only if such losses and other shortfalls are not so covered, or the coverage in respect thereof has been exhausted.]

[Realized Losses and Extraordinary Issuer Expenses will be allocated on any Distribution Date as follows:  [describe allocation pro rata among the various classes of certificates].

[An “Extraordinary Issuer Expense” is an expense of a given trust in excess of the Allowable Expense Amount, including certain reimbursements to us described in the prospectus under “Description of Certificates--[Certain Matters Regarding the Administrative Agent and Freedom Depository”] and certain reimbursements to the Trustee described under “Description of the Trust Agreement--The Trustee” herein.]

DESCRIPTION OF THE DEPOSITED ASSETS

General

This prospectus supplement sets forth the relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities.  This prospectus supplement relates only to the certificates offered hereby and does not relate to the Underlying Securities.  All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents.  [Describe publicly available documents.]  [The] [Each] issuer of the Underlying Securities is [not] subject to the information reporting requirements of the Exchange Act.  Although we have no reason to believe the information concerning the Underlying Securities, [name of issuer] [or each Underlying Securities prospectus related to the Underlying Securities] and other publicly available information is not reliable, neither we nor any of the underwriters has participated in the preparation of such documents, or made any due diligence inquiry with respect to the information provided therein.  Events affecting the Underlying Securities or [or name of issuer] may have occurred and may have not yet been publicly disclosed.  This would affect the accuracy or completeness of the publicly available documents described above.

[Use the following where the Underlying Securities consist of a pool of obligations of multiple obligors.]

[The Deposited Assets will consist primarily of the Underlying Securities, which are a pool of [treasury securities] [and] publicly traded debt securities of [domestic corporations, limited liability companies, banking organizations and insurance companies] [U.S. government-sponsored entities (“GSEs”)].  The Underlying Securities will be purchased by us in the secondary market (either directly or through one of our affiliates) and will be deposited into the Issuer.  [The Underlying Securities will not be acquired either from the respective obligors on the Underlying Securities or pursuant to any distribution by or agreement with such obligors].  [The Underlying Securities may be directly purchased from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the certificates hereunder, and (ii) make information publicly available comparable to that required of Exchange Act reporting entities.]  [The Underlying Securities may be purchased directly from the issuer of Treasury Securities].

The composition of the Underlying Securities pool and the distribution by ratings, remaining term to maturity and interest rate of the Underlying Securities as of the Cut-off Date are as set forth below:

Composition of the Underlying Securities Pool as of the Cut-off Date
Number of Underlying Securities:
Aggregate Principal Balance:	[$]
Average Principal Balance: Largest Balance:	[$] [$]
Weighted Average Interest Rate:		%
Weighted Average Original Term to Maturity:		Years
Weighted Average Remaining Term to Maturity:		Years
Longest Remaining Term to Maturity		Years

Distribution by Industry Classification of the

Underlying Securities Pool as of the Cut-off Date

Industry Classification	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance
	__________	__________	__________
Total	__________	__________	__________

Distribution by Ratings of the

Underlying Securities Pool as of the Cut-off Date

Rating	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance
	__________	__________	__________
Total	__________	__________	__________

Distribution by Remaining Term to Maturity

of the Underlying Securities Pool as of the Cut-off Date

Remaining Term to Maturity	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance
	__________	__________	__________
Total	__________	__________	__________

Distribution by Interest Rate of the

Underlying Securities Pool as of the Cut-off Date

Interest Rate Range	Number	Aggregate Principal Balance	Percent of Aggregate Principal Balance
% to %		[$]	%
Greater than %	__________	__________	__________
Total	__________	[$]	100%

[The Underlying Securities consist of debt securities of [domestic corporate issuers [specify other]].  [The Underlying Securities consist of [treasury securities] [debt securities of U.S. government-sponsored entities].  As of the Cut-off Date, all of the Underlying Securities were rated investment grade by at least one nationally recognized rating agency, and, based on publicly available information, no obligor of any Underlying Security was in default in the payment of any installments of principal, interest, or premium (if any) with respect thereto.  Any rating of any of the Underlying Securities is not a recommendation to purchase, hold or sell such Underlying Security or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See “Ratings” herein and “Risk Factors--Ratings of the Certificates” in the accompanying prospectus regarding considerations applicable to the ratings of the Certificates.]

Underlying Securities

The Underlying Securities have been issued pursuant to [an] agreement[s] (specify other)) between the [various] [issuer[s] of the Underlying Securities and Underlying Securities [trustee[s]] [fiscal agent[s]].  The following summary describes certain general terms of such [indenture[s]] [fiscal agency agreement[s]] [pooling and servicing agreements], but investors should refer to the indenture[s] [fiscal agency agreement[s]] [pooling and servicing agreement[s]] [itself] [themselves] for all the terms governing the Underlying Securities.

[Each of] the indenture[s] [fiscal agency agreement[s]] [pooling and servicing agreement[s]] limits the ability of the [respective] issuer[s] of the Underlying Securities to engage in certain activities and transactions and requires that the issuer[s] of the Underlying Securities perform certain obligations with respect to the Underlying Securities.  [Describe material restrictive, financial and other covenants on the issuer[s] of the Underlying Securities contained in the relevant document].

[The following is a summary of the typical Underlying Security Events of Default for each series of Outstanding Debt Securities.  [Any additional Underlying Security Events of Default unique to a Concentrated Underlying Security have been described following the summary]:

•

failure to make payments of principal (and premium, if any) and interest to holders of the Outstanding Debt Securities when the same shall be due,

•

material breaches of certain representations, warranties or covenants or failure to observe or perform in any material respect any covenant or agreement continuing for a specified period of time after notice thereof is given to the issuer of the Underlying Securities [or GSE issuer] by [the Underlying Securities trustee or] the holders of not less than a specified percentage of the Outstanding Debt Securities,

•

[failure by the issuer of the Underlying Securities to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer of the Underlying Securities or the acceleration by or on behalf of the holders thereof of such securities,]

•

certain events of bankruptcy or insolvency relating to the issuer of the [Underlying Securities] [GSE issuer], and

•

[describe any additional common events of default with respect to the pool of Underlying Securities].]

As of the Cut-off Date, [all of] [approximately [  ]% of] the Underlying Securities were [subject to [describe any put, call or other conversion or redemption options applicable to the Underlying Securities [and [all of] [approximately [  ]% of] the Underlying Securities were [describe the nature of the obligation represented by such Underlying Securities (that is, senior or secured) and describe commonalities with respect to any security provisions or collateral].]

The [pool of] Underlying Securities, together with any other assets described below and any credit support described under “Description of Credit Support,” represent the sole assets of the Issuer that are available to make distributions in respect of the certificates.]

[Use the following with respect to each obligor the Underlying Securities which represent more than 10% of the total Underlying Securities available to make distributions in respect of the certificates-only a single obligor is referred to for purposes of this section of the form of prospectus supplement.]

[A significant portion of] [Virtually all of] [All of] the Deposited Assets of the Issuer will consist of the [      %] [floating rate] [specify publicly issued security] due [                    ] of [specify issuer][, exclusive of the interest therein retained by [us] as described below (the “Retained Interest”)], having an [aggregate principal amount] outstanding as of the Cut-off Date of approximately [$][                    ] (the “Underlying Securities”).  The Underlying Securities [(other than Underlying Securities which are issued [or guaranteed] by the United States of America)] will be purchased by us in the secondary market (either directly or through one of our affiliates) and will be deposited into the Issuer.  The Underlying Securities will not be acquired either from [name such obligor] or pursuant to any distribution by or agreement with [name such obligor].  [Describe any put, call or other conversion or redemption options applicable to the Underlying Securities, as well as the nature of the obligation represented by such Underlying Securities (that is, senior or secured)].  As of the Cut-off Date, the foregoing security comprising [ %] of the Underlying Securities was rated investment grade by [specify nationally recognized rating agency or agencies], and, based on publicly available information, the obligor thereon was not in default in the payment of any installments of principal, interest, or premium (if any) with respect thereto.  Any such rating of such Underlying Securities is not a recommendation to purchase, hold, or sell such Underlying Securities or the certificates, and a rating may not remain for any given period of time or may be lowered or withdrawn entirely by a rating agency in the future.  See “Ratings” herein and “Risk Factors-Ratings of the Certificates” in the accompanying prospectus regarding certain considerations applicable to the ratings of the certificates.

[According to [name such issuer]’s publicly available documents, [name such issuer] is a [identify form of domestic corporation trust banking organization or insurance company] whose principal executive offices are located at [specify address].  We are not an affiliate of [name such issuer].  [Name such issuer] is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC [and makes available to the public upon request certain annual reports containing financial and other information].  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC’s public reference rooms.  In addition, such reports and other information [can be inspected at the offices of the [New York Stock Exchange at 20 Broad Street, New York, New York 10005] [American Stock Exchange, 86 Trinity Place, New York, New York 10013]] [may be obtained from [name such obligor], according to its most recent annual report, upon written or oral request to [name such issuer]].]

[The Federal National Mortgage Association

The Federal National Mortgage Association (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. ss. 1716 et seq.  It is the largest investor in home mortgage loans in the United States.  Fannie Mae originally was established in 1938, as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.  Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  Fannie Mae also issues mortgaged-backed securities.  Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on mortgaged-backed securities.  Fannie Mae issues mortgaged-backed securities primarily in exchange for pools of mortgage loans from lenders.  The issuance of mortgaged-backed securities enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

Fannie Mae prepares an information statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae’s audited financial statements.  From time to time Fannie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae.  These documents can be obtained without charge from Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016.  [Currently, Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.  In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act.  Fannie Mae is expected to file a Form 10 with an appended Form 10-K in early 2003.]

[The Federal Home Loan Mortgage Corporation

The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended.  Freddie Mac’s statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low-and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing.  The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the mortgages so purchased in the form of guaranteed mortgage securities.  Freddie Mac generally matches and finances its purchases or mortgages with sales of guaranteed securities.  Mortgages retained by Freddie Mac are financed with short-and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

Freddie Mac prepares an information statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac’s audited financial statements.  From time to time Freddie Mac prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac.  These documents can be obtained from Freddie Mac by writing or calling Freddie Mac’s Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102.  [Currently, Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.  In July 2002, however, Freddie Mac announced that it will voluntarily become subject to the informational reporting requirement in the Exchange Act.  It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2003.]

[The Student Loan Marketing Association

The Student Loan Marketing Association (“Sallie Mae”) is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the Federal Family Education Loan program and the Health Education Assistance Loan Program.  Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing.  Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lender for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act.  As a federally chartered corporation, Sallie Mae’s structure and operational authorities are subject to revision by amendments to the Higher Education Act of other federal enactments.

Sallie Mae prepares an information statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae’s audited financial statements.  From time to time Sallie Mae prepares supplements to its information statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae.  These documents can be obtained without charge upon written request to Investor Relations, Sallie Mae at 11600 Sallie Mae Drive, Reston, Virginia 20190.  Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.]

[The Federal Home Loan Banks

The Federal Home Loan Banks constitute a system of twelve federally chartered corporations.  The mission of each Federal Home Loan Bank is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to its member institutions.  A primary source of funds for the Federal Home Loan Banks is the proceeds from the sale to the public of debt instruments issued by the Federal Housing Finance Board, which are the joint and several obligations of all of the Federal Home Loan Banks.  The Federal Home Loan Banks are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the Federal Home Loan Banks are not obligations of the United States government.

The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the Federal Home Loan Banks.  Questions regarding the Federal Home Loan Banks Combined Financial Statement should be directed to the Deputy Director, Financial Reporting and Operations Divisions, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006.  Copies of the Financial Reports will be furnished upon request to the Capital Markets Divisions, Office of Finance.]

The Issuer will have no other significant assets [other than any credit support or those assets referred to below] from which to make distributions of amounts due in respect of the certificates.  Consequently, the ability of certificateholders to receive distributions in respect of the certificates will depend [almost] entirely on the Issuer’s receipt of payments on the foregoing Underlying Securities from [name such obligor].  Prospective purchasers of the certificates should consider carefully [name such obligor]’s financial condition and its ability to make payments in respect of such Underlying Securities.  This prospectus supplement relates only to the certificates being offered hereby and does not relate to the Underlying Securities of [name such obligor].  All information contained in this prospectus supplement regarding [name such obligor] is derived from the publicly available documents described in the preceding paragraph.  Neither the Depositor nor [any of] the underwriter[s] has participated in the preparation of such documents, or takes any responsibility for the accuracy or completeness of the information provided therein.

[Other Deposited Assets]

[The Deposited Assets will also include [direct obligations of the United States of America][describe any assets which are ancillary or incidental to the Underlying Securities, including hedging contracts such as puts, calls, interest rate and other basis swaps, and default swaps, and any cash or other security pledged to support the Underlying Securities] (such assets, together with the Underlying Securities, the “Deposited Assets”).]

[DESCRIPTION OF CREDIT SUPPORT]

For the benefit [solely] of the [offered] [class [ ] certificates [and the class [ ] certificates]], credit support will be obtained [and will constitute part of the Issuer to the extent provided below] to support or ensure the [servicing and] [timely] [ultimate] distribution of amounts due with respect to the Underlying Assets, in the form and amount described below.

[The Letter of Credit

Simultaneously with our assignment of the Underlying Assets to the Issuer, we will obtain the letter of credit from [ ] in favor of the Trustee on behalf of the certificateholders.  The letter of credit will be irrevocable and will [support the [timely][ultimate] remittance of amounts due with respect to the Deposited Assets].  [The maximum amount that the Trustee may draw under the letter of credit will initially be equal to [$  ].  The initial amount of the letter of credit will be [$] .  Thereafter, the amount of the letter of credit with respect to any Distribution Date will equal [the lesser of (1) [  ]% of the aggregate certificate Principal Balance outstanding on the preceding Distribution Date (after giving effect to any payment of principal made on such preceding Distribution Date) but in any event not less than [$] , and (2)] the amount of the letter of credit on the preceding Distribution Date, plus [(a) reimbursement of certain advances under the letter of credit, and (b) recoveries on defaulted Deposited Assets] [describe other methods].  The letter of credit expires on [            ], 20[    ].  The Trustee will be obligated, in the event of a drawing on the letter of credit, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the letter of credit bank to the extent of any amounts owing, in the manner and priority specified herein.]

[Add language regarding the letter of credit bank with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the letter of credit bank.  In addition, to the extent that the letter of credit will cover payment of 20% or more of the aggregate principal amount of the certificates covered thereby, provide information of financial and other matters with respect to the letter of credit bank, if necessary.]]

[The Surety Bond

Simultaneously with our assignment of the Deposited Assets to the Issuer, we will obtain the surety bond from [ ] in favor of the Trustee on behalf of the certificateholders.  The surety bond will guaranty [timely] [ultimate] distributions of the principal of and premium (if any) and interest with respect to the [Offered][class[ ]] certificates.  The surety bond expires on [            ], 20[    ].  The Trustee will be obligated, in the event of a drawing on the surety bond, to pursue appropriate remedies against the Deposited Assets and other collateral, and any realization thereon shall be paid to the surety to the extent of any amounts owing, in the manner and priority specified herein.

[Add language regarding the issuer of the surety bond with respect to its debt ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the surety.  In addition, to the extent that the surety bond will cover payment of 20% or more of the aggregate principal amount of the certificates covered thereby, provide information of financial and other matters with respect to the issuer of the surety bond, if necessary.]]

[Reserve Account

We will deposit with trustee on the Closing Date cash, letters of credit and short-term investments acceptable to the Rating Agency initially rating the certificates in the amount of [$].  [Collections with respect to the Deposited Assets not distributed with respect to the certificates shall be deposited in the Reserve Account.] Amounts deposited in the Reserve Account will be used by the Trustee to make payments of principal of and premium (if any) and interest on the certificates to the extent that funds are not otherwise available.  Immediately after any Distribution Date, amounts in the Reserve Account in excess of [indicate formula] [may be paid to us].]

YIELD ON THE CERTIFICATES

[Describe factors relating to the Deposited Assets, the terms thereof and the manner and priority in which collections thereon are allocated to the certificateholders of each class of the certificates, as described elsewhere herein.] See “Maturity and Yield Considerations” in the prospectus.

DESCRIPTION OF THE TRUST AGREEMENT

General

The certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement.  The Issuer created under the Trust Agreement will consist of:

•

the Deposited Assets (exclusive of any Retained Interest, which is not part of the Issuer),

•

all payments on or collections in respect of the Deposited Assets due after the Cut-off Date, together with any proceeds thereof[,] [and],

•

[any credit support in respect of any class or classes of certificates] [and,

•

our rights under the purchase agreement between the Seller and us].

[In addition, the holders of the certificates may also have the benefit of certain credit support discussed above.  See “Description of Credit Support.”] Reference is made to the prospectus for important information in addition to that set forth herein regarding the Issuer, the terms and conditions of the Trust Agreement and the certificates.  The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

[ ], a [ ] corporation, will act as trustee for the certificates and the Issuer pursuant to the Trust Agreement.  The Trustee’s offices are located at [ ] and its telephone number is [ ].

The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by us and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the certificates or the performance of the Trustee’s duties under the Trust Agreement, other than any loss, liability, or expense (1) that constitutes a specific liability of the Trustee under the Trust Agreement, or (2) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee’s duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee’s obligations and duties under the Trust Agreement.

Events of Default

An event of default (an “event of default”) with respect to any class of certificates under the Trust Agreement:

•

[[a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period)]],

•

a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable, and

•

the occurrence and continuance of such other events specified in the applicable series supplement.]

[Describe remedies available to certificateholders upon the occurrence and continuance of an event of default, including, as applicable, directing the Trustee to vote the Underlying Securities in favor of declaring the principal balance of and any accrued interest on the Outstanding Debt Securities to be immediately due and payable].

The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the certificates of any class, the Trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it.  However, except in the case of an event of default relating to the payment of principal of or premium, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the certificates of such class.

No holder of any certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless

•

the holder previously has given to the Trustee written notice of a continuing breach,

•

the holders of certificates of such series evidencing not less than the “Required Percentage--Remedies” specified in the applicable series supplement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee,

•

the holder or holders have offered the Trustee reasonable indemnity,

•

the Trustee has for 15 days failed to institute such proceeding, and

•

no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage.

[“Required Percentage-Remedies” shall mean [ %] of the Voting Rights.]

Voting Rights

[At all times,] [Subject to the succeeding paragraph,] [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates[,] [and] the class [ ] certificates [and specify other classes] in proportion to the then outstanding Certificate Principal Balances [or Notional Amounts] of their respective certificates and [ ]% of all Voting Rights will be allocated among all holders of the class [ ] certificates in proportion to the then outstanding [Certificate Principal Balances] [Notional Amounts] of their respective certificates.  [Specify whether and under what circumstances voting will be class-by-class.]

[Specify conditions, if any, under which allocation of Voting Rights might change from the foregoing percentages.] [“Required Percentage-Amendment” of Voting Rights necessary to consent to amendment or modification of the Issuer shall be [ %].] [“Required Percentage-Waiver “ shall mean [ %] [of the Voting Rights].]

Voting of Underlying Securities, [Modification of Indenture]

The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by [DTC] [Federal Reserve Bank] and except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from [DTC] [Federal Reserve Bank] the [Underlying Securities trustee] [the fiscal agent] [or the issuer of the Underlying Securities] [or GSE issuer] for its consent to any amendment, modification or waiver of the Underlying Securities, [the indenture] or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date.  The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative Certificate Principal Balances and Notional Amounts of the certificates, as applicable) as the certificates of the Issuer were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter

•

unless such vote or consent would not (based on an opinion of counsel) alter the status of the Issuer as a grantor trust for Federal income tax purposes,

•

which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities, unless such action is consented to by all holders of outstanding certificates, or

•

which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the [indenture] [Underlying Securities] as discussed below.

The Trustee will not be liable for any failure to act resulting from certificateholders’ late return of, or failure to return, directions requested by the Trustee from the certificateholders.

In the event that an offer is made by the [issuer of the Underlying Securities] [or GSE issuer] to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable.  The Trustee must reject any such offer unless an event of default under the indenture [Underlying Securities] has occurred, the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the Trustee has received the tax opinion described above.  Accordingly, a certificateholder generally would be required to effect a withdrawal of Requested Underlying Securities from the Issuer in order to accept such offer.  See “Description of Certificates--Optional Exchange” in the prospectus.

[If an event of default under the [indenture] [Underlying Securities] occurs and is continuing and if directed by all the holders of outstanding class [ ] certificates and[, unless the class [ ] certificates are no longer outstanding, by all the holders of outstanding class [ ] certificates,] the Trustee will vote the Underlying Securities in favor of directing, or take such other action as may be appropriate to direct, the Underlying Securities trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable.  In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders’ interests of each class may differ and the interests of either class may differ from holders of other outstanding debt securities of the Underlying Securities issuer[s].]

Termination

The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the certificates are described in “Description of Certificates--Termination” in the prospectus.  [Describe additional termination provisions.]  We will have the right to purchase all remaining Deposited Assets in the Issuer and thereby effect early retirement of the certificates on any Distribution Date, [(a)] once the aggregate principal amount of the Underlying Securities at the time of any such purchase is less than [10%] of the aggregate principal amount of the Underlying Securities as of the Cut-off Date, [and (b) at our option at [specify when and on what terms any such option may be exercised]]; provided, however, that the right to exercise any such option is contingent on such exercise being consistent with our continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.  In the event we exercise any such option, the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds, [100% of their then aggregate outstanding certificate Principal Balance plus with respect to the certificates [one month’s] [three month’s] [specify other period] interest thereon or on the Notional Amount, if applicable, at the Fixed Pass-Through Rate or the then applicable Variable Pass-Through Rate, as the case may be, plus, with respect to each class of certificates, any previously accrued but unpaid interest thereon.] [Specify alternative allocation method if different from above.] In no event will the Issuer created by the Trust Agreement for the certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement.  See “Description of Trust Agreement--Termination” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE DEPOSITED ASSETS

[Describe any applicable legal aspects of the Deposited Assets or relating to the enforceability by the certificateholders of the security interest, if any, securing such Deposited Assets.]

[MATERIAL FEDERAL INCOME TAX CONSEQUENCES

[Describe any additional Federal income tax consequences of the purchase ownership, and disposition of the certificate offered pursuant to this prospectus supplement by the initial holder of such certificates].  See “Material Federal Income Tax Consequences” in the prospectus.]

[MATERIAL STATE TAX CONSEQUENCES

[Describe any applicable state tax consequences that may arise, including as a result of the specific nature of the Deposited Assets relating to a given series of certificates or the degree of servicing required with respect to such Deposited Assets.]]

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Plan”).

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”).  Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.  The Underlying Securities Issuers, their servicers, the underwriters, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.  See “ERISA Considerations” in the Prospectus for information regarding the consequences of an investment in Certificates by a Plan being deemed to result in the assets of the Trust and/or the Underlying Securities Issuers being deemed to constitute “plan assets” of such Plan under the Plan Assets Regulation issued by the Department of Labor.

The issuer expects that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Plan Assets Regulation.  A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors (independent of the issuer and of one another) at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

The underwriters will verify that there will be at least 100 separate purchasers (whom the underwriters have no reason to believe are not independent of the Depositor or of one another) at the conclusion of the initial offering.  There is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant ERISA requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “plan assets,” proposing to acquire Certificates should consult with its counsel.  See “ERISA Considerations” in the Prospectus for further information.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated as of [ ], 200[ ], we have agreed to sell and Amherst Securities Group, L.P. (our parent)] [each of the underwriters named below, including Amherst Securities Group, L.P. (our parent)] [,] has [severally] agreed to purchase, the [certificates] [the principal amount of each class of certificates set forth below opposite its name].

	Class [ ]	Class [ ]	Class [ ]
Amherst Securities Group, L.P.	$	$	$
Total	$	$	$

[Amherst Securities Group, L.P. has] [The several underwriters have] agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all certificates offered hereby if any of such certificates are purchased.  [In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated.]

We have been advised by the underwriter[s] that [it][they] propose[s] to offer the certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriter[s] may effect such transactions by selling certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter[s] and any purchasers of certificates for whom they may act as agents.  The underwriter[s] and any dealers that participate with the underwriter[s] in the distribution of certificates may be deemed to be underwriters, and any profit on the resale of certificates by them may be deemed to be underwriting discounts, or commissions under the Securities Act.

The underwriting agreement provides that we will indemnify the underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter[s] may be required to make in respect thereof.

Amherst Securities Group, L.P. is our parent, and the participation by Amherst Securities Group, L.P. in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

RATINGS

It is a condition to the issuance of the certificates that the certificates be rated not lower than [specify ratings applicable to each class] by [Standard & Poor’s Corporation (“Standard & Poor’s”)] [Moody’s Investors Service, Inc. (“Moody’s”)] [and] [Fitch Investors Service, L.P. (“Fitch”)] (the “Rating [Agency] [Agencies]”).  The ratings address the likelihood of the receipt by the certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Deposited Assets and any providers of credit support, as well as on the relative priorities of the certificateholders of each class of the certificates with respect to collections and losses with respect to the Deposited Assets.  The rating on the certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Deposited Assets, the corresponding effect on yield to investors, or whether investors in the class [ ] certificates [specify class with Notional Amount] may fail to recover fully their initial investment.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  Each security rating should be evaluated independently of any other security rating.

We have not requested a rating on the certificates by any rating agency other than the Rating [Agency] [Agencies].  There can be no assurance, however, as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any such other rating agency.  A rating on the certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates by the Rating [Agency] [Agencies].

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for us and the underwriter[s] by McKee Nelson LLP, New York, New York.

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

[List Defined Terms and Page Number where defined in the Prospectus Supplement]

PROSPECTUS


FREEDOM CERTIFICATESSM

(ISSUABLE IN SERIES)


FREEDOM DEPOSITORY, LLC

DEPOSITOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS.

Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor any of the securities deposited in any issuer are obligations of or are insured or guaranteed by the U.S. government or any U.S. government agency.  None of the obligations of Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, or Federal Home Loan Banks are insured or guaranteed by the U.S. government or any U.S. government agency.

The certificates will represent interests in the assets of the issuer only and will not represent interests in or obligations of any other entity.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

The Issuer:

•

may periodically issue asset backed certificates in one or more series with one or more classes; and

•

will own—

•

a publicly issued, fixed income debt security rated as investment grade at the time it is acquired or a pool of such debt securities;

•

payments due on those securities; or

•

other assets described in this prospectus and in the accompanying prospectus supplement.

The Freedom Certificates:

•

will represent interests in the assets deposited in the issuer and will be paid only from the issuer assets; and

•

will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

The Certificateholders:

•

will receive interest and principal payments from the assets deposited in the issuer.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[AMHERST SECURITIES GROUP, L.P.]

[____________], 2003


Freedom CertificatesSM is a registered service mark of Amherst Securities Group, L.P.


IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•

the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,

•

information concerning the type, characteristics and specifications of the securities deposited with the issuer (the “Underlying Securities”) and any other assets deposited with the issuer (together with the Underlying Securities, the “Deposited Assets”) and any credit support for such series or class,

•

the relative rights and priorities of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets),

•

the name of the trustee and the administrative agent, if any, for the series;

•

the Pass -Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof,

•

the time and place of distribution (a “Distribution Date”) of any interest, premium (if any) or principal (if any),

•

the date of issue,

•

the Final Scheduled Distribution Date (as defined below), if applicable,

•

the offering price, and

•

any exchange, whether mandatory or optional, the redemption terms, and any other specific terms of certificates of each series or class.

See “Description of Certificates--General” for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference or information we have referred to you.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

TABLE OF CONTENTS

RISK FACTORS

3

FREEDOM DEPOSITORY, LLC

6

USE OF PROCEEDS

6

FORMATION OF THE ISSUER

6

MATURITY AND YIELD CONSIDERATIONS

7

DESCRIPTION OF THE CERTIFICATES

9

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

26

DESCRIPTION OF THE TRUST AGREEMENT

45

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

56

STATE AND LOCAL TAX CONSIDERATIONS

75

ERISA CONSIDERATIONS

75

PLAN OF DISTRIBUTION

78

LEGAL OPINIONS

79

WHERE YOU CAN FIND MORE INFORMATION

79

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

80

REPORTS TO CERTIFICATEHOLDERS

80

RISK FACTORS

An Inactive Public Market May Limit Your Ability to Sell Your Certificates.  Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities.  We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.  If an active public market for the certificates does not develop or continue, the market prices and liquidity of your certificates may be adversely affected.  For more specific information about this risk factor with respect to your certificates, see “Risk Factors — Certificates May Not Be Actively Traded” in the prospectus supplement.”

You May Not be Paid if the Assets of the Issuer Are Insufficient.  Currently, the issuer has no significant assets other than the Deposited Assets.  The certificates do not represent obligations of ours, any administrative agent or any of our or the administrative agent’s affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity.  Accordingly, certificateholders’ receipt of distributions will depend entirely on the issuer’s receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement.  If the Deposited Amount are insufficient to make payments or distributions on the certificates, no other assets will be available for payment of the deficiency.

Limited Obligations and Interests.  The certificates will not represent a recourse obligation of or interest in us or any of our affiliates.  Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, us, any person affiliated with us or the issuer, or any other person.  Any obligation of or with respect to the certificates of any series will only be pursuant to limited representations and warranties.  We do not have, and are not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty.  If we are required to repurchase an Underlying Security, our only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to us, or from a reserve fund established to provide funds for repurchases.  We are not obligated to establish or maintain a reserve fund.

Ratings of the Certificates Subject to Change.  At the time of issuance, the certificates will be rated in one of the investment grade categories by one or more Rating Agencies (as defined below).  The Rating Agencies may rate a series or class of Certificates on the basis of several factors, including the related Deposited Assets, any Credit Support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the issuer with respect to such Deposited Assets and any Credit Support.  The Rating Agencies are solely responsible for selecting the criteria for rating the certificates.

Any rating issued with respect to the certificateholders is not a recommendation to purchase, sell or hold a security; such ratings do not comment on the market price of the Certificates or their suitability for a particular investor.  There can be no assurance that the ratings will remain for any given period of time or that any rating will not be revised or withdrawn entirely by the related Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant.  A revision or withdrawal of such rating may have an adverse effect on the market price of the certificates.

The Certificates are Subject to the Creditworthiness of the Underlying Securities Issuer.  The certificates represent interests in obligations of the underlying securities issuer.  In particular, the certificates will be subject to all the risks associated with directly investing in the underlying securities, see “Risk Factors — Absence of Information” for more information concerning the risks associated with the underlying securities.

Maturity and Redemption Considerations.  The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

•

the performance of the related Deposited Assets;

•

the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities);

•

the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series; and

•

the exercise of any call applicable to the class or classes of certificates.

These factors may be influenced by a variety of accounting, tax, economic, social, and other factors.  The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions, and other terms applicable to the Underlying Securities and any other Deposited Assets.  See “Maturity and Yield Considerations.”

Tax Considerations.  The Federal income tax consequences of the purchase, ownership, and disposition of the certificates and the tax treatment of the issuer will depend on the specific terms of the certificates, the issuer, any credit support, and the Deposited Assets.  See the description under “Material Federal Income Tax Consequences.”

Global Securities.  The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates.  Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the Trust Agreement.  Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations.  The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to a certificate, may be limited.  In addition, you may experience delays in receiving payments on your certificates.  See “Description of Certificates--Global Securities” and any further description contained in the related prospectus supplement.

Passive Nature of the Issuer.  The remedies available to the trustee of a relevant Issuer are predetermined and therefore an investor in the certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities.  Each issuer will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets.  Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

Amendment of the Trust Agreement Without Unanimous Consent.  The prospectus supplement may indicate that the Trust Agreement may be amended or otherwise modified with less than unanimous consent of the certificateholders (in no event, however, will the percentage required for consent be less than a majority).  Any such amendment or other modification could have a material adverse effect on those certificateholders of the relevant series that do not consent to such amendment or other modification.  The Trust Agreement will provide that any amendment or other modification that would reduce the amount of, or defer the date of, distributions to certificateholders of a series (or class within such series) may become effective only with the consent of each affected certificateholder of the series (or class within such series) and that, if so specified in the applicable prospectus supplement, any such amendment or other modification that would result in the reduction or withdrawal of the then current rating assigned to the certificates of a series (or class within such series) by a Rating Agency would require the consent of all of the certificateholders of that series (or class within such series).

General Unavailability of Optional Exchange.  Although the prospectus supplement for a series of certificates may designate such series as an Exchangeable Series (as defined below) and may provide that a certificateholder may exchange certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Issuer, any such exchange right will be exercisable only to the extent that the exercise of such right (i) would not affect the issuer’s ability to be exempt under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder, and (ii) would not affect the characterization of the Issuer as a “grantor trust” under the Code.  See “Description of the Certificates—Optional Exchange.”  Accordingly, the exchange right described in this prospectus and further described in the relevant prospectus supplement will be available only to the Depositor, Amherst Securities Group, L.P., the Trustee and their respective affiliates and designees. Other certificateholders generally will not be able to exchange their certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related issuer.  In addition, the exercise of an exchange right will decrease the aggregate amount of certificates of the applicable Exchangeable Series outstanding.

Limitation on Value of Callable Certificates as a Result of Call Option.  Certain series of certificates may be subject to a Call Right (as defined below) by Amherst Securities Group, L.P., the Depositor, or a third-party as specified in the applicable prospectus supplement.  If the value of the callable certificates is greater than the value of the total consideration to be paid upon exercise of the Call Right, it is likely that the holder of the Call Right will exercise its call option.  In that case, the call certificate holder of the Call Right, rather than the holder of callable certificates, will realize the benefit of the greater value.  The certificates may increase in value due to, among other things, a decrease in market interest rates or an increase in the perceived credit quality of the certificates.  Accordingly, the callable certificates may trade at a premium in the secondary market at the time the call option is exercised, and the callable certificate holder will not receive any premium.

In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

FREEDOM DEPOSITORY, LLC

Freedom Depository, LLC was formed as a limited liability company in the State of Delaware on January 29, 2003, as a limited-purpose subsidiary of Amherst Securities Group, L.P., a Texas limited partnership.  Our manager is ASG General Partner, Inc., a Delaware corporation, and the general partner of Amherst Securities Group, L.P.  Our principal office is located in Houston, Texas.  Our Certificate of Formation provides that we may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds received from the sale of each series or class of certificates (whether or not offered hereby) to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class.  We will use any remaining net proceeds for general corporate purposes.

FORMATION OF THE ISSUER

A separate issuer will be created for each series of certificates.  We will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series.  See “Description of the Trust Agreement--Assignment of Deposited Assets.”  The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services.  Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See “Description of the Trust Agreement--Collection and Other Administrative Procedures” and “--Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

Unless otherwise stated in the prospectus supplement, our assignment of the Deposited Assets to the trustee will be without recourse.  To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

•

its contractual obligations, if any, under the trust agreement,

•

its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under “Description of the Trust Agreement--Advances in Respect of Delinquencies,” and

•

its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts that the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets, or from other sources available for such purposes.  See “Description of the Trust Agreement--Advances in Respect of Delinquencies.”

Unless otherwise provided in the related prospectus supplement, each issuer will consist of:

•

the Deposited Assets, or interests therein, exclusive of any interest in such assets (the “Retained Interest”) retained by us or any previous owner thereof, as from time to time are specified in the trust agreement,

•

such assets as from time to time are identified as deposited in the related certificate account,

•

those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related issuer in the applicable prospectus supplement, as described therein and under “Description of Deposited Assets and Credit Support--Credit Support,”

•

our rights relating to any breaches of representations or warranties by the issuer or seller of the Deposited Assets, and

•

the rights of the trustee in any cash advances, reserve fund, or surety bond, if any, as described under “Description of the Trust Agreement--Advances in Respect of Delinquencies.”

MATURITY AND YIELD CONSIDERATIONS

Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity.  The provisions of the Underlying Securities with respect to redemption, repayment, or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series.  With respect to any series of certificates the Underlying Securities that consist of one or more redeemable securities, extendable securities, or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof.  A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities.  The rate of redemption may also be influenced by prepayments on the obligations an issuer of an underlying security holds for its own account.  All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below).  The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See “Description of the Deposited Assets--Underlying Securities Indenture.”  If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected.  A variety of factors influence the performance of the issuers of the underlying securities and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company’s operating and financial condition, leverage, and social, geographic, legal, and economic factors.

The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates.  With respect to any series of certificates representing an interest in a pool of government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

The yields on the callable certificates will be affected by the exercise by the holders of the call certificates of their right to purchase such certificate or by their failure to exercise that right.  You should anticipate that the call rights will be exercised, if the call price is less than the value of the callable certificates in the secondary market.

A variety of economic, social, political, tax, accounting, and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement.  There can be no assurance as to the rate or likelihood of redemption, third-party call, or extension of maturity of any Underlying Security.  The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities.  In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

DESCRIPTION OF THE CERTIFICATES

Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among us, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of the trust agreement is attached as an exhibit to the registration statement.  The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support, and related issuer.  The following summaries describe certain provisions of the trust agreement that may be applicable to each series of certificates.  The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus.  The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates.  Wherever particular sections or defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.  As used herein with respect to any series, the term “certificate” refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

General

There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes.  The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the issuer for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such issuer, all as identified and described in the applicable prospectus supplement.  See “Description of Deposited Assets and Credit Support--Collections.”

Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

•

the title of such certificates,

•

the series of such certificates and, if applicable, the number and designation of classes of such series,

•

information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related issuer by us (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained),

•

the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof,

•

the dates on which or periods during which such series or classes within such series may be issued (each, an “Original Issue Date”), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable,

•

if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class),

•

whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each such class including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a “Variable Pass-Through Rate”); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal, and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any,

•

the right, if any, of a person acting on behalf of a deceased holder to require a third-party financial institution or insurance company to purchase such deceased holder’s certificates,

•

the right, if any, of a third-party to purchase the certificates from the certificateholders,

•

the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the issuer in exchange for surrendering such certificateholder’s certificate or of the Depositor or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with our continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part,

•

the rating of each series or each class within such series offered hereby,

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable,

•

whether the certificates of any class within a given series are to be entitled to (1) principal distributions with disproportionate, nominal, or no interest distributions, or (2) interest distributions with disproportionate, nominal, or no principal distributions (“Strip Certificates”), and the applicable terms thereof,

•

whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities,

•

if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date,

•

if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class,

•

any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class,

•

all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by us or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable issuer, and

•

any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

The United States Federal income tax consequences, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement.  Furthermore, an election may be made to treat an issuer as a “financial asset securitization investment trust” (“FASIT”).  To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT’s of owning such interests.  The prospectus supplement relating to any class or series of certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates.

Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.  We may at any time purchase certificates at any price in the open market or otherwise.  Certificates so purchased by us may, at our discretion be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

Distributions allocable to principal, premium (if any), and interest on the certificates of each series (and class within such series) will be made in U.S. dollars by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”).

Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in New York City or; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above.

Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date.  A certificateholder of $10,000,000 or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date.

Except as otherwise specified in the applicable prospectus supplement, “Business Day” with respect to any certificate means any day, other than a Saturday or Sunday, that is (1) not a day on which banking institutions are authorized or required by law or regulation to be closed in the City of New York, and (2) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day.  “London Banking Day” with respect to any certificate means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.  The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

Interest on the Certificates

General.  Each class of certificates of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below.  In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, the calculation of interest will be based on a “Notional Amount” which means the notional principal amount specified in the applicable prospectus supplement.  Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.  The amount of interest distributed on Stripped Certificates is referred to as “Stripped Interest.”

Fixed Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero).  Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificates.  Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement (“Initial Pass-Through Rate”).  Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the “Spread Multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class.  The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

•

the CD Rate (a “CD Rate Certificate”),

•

the Commercial Paper Rate (a “Commercial Paper Rate Certificate”),

•

the Federal Funds Rate (a “Federal Funds Rate Certificate”),

•

LIBOR (a “LIBOR Certificate”),

•

the Treasury Rate (a “Treasury Rate Certificate”), or

•

such other Base Rate (which may be based on, among other things, one or more market indices or the interest or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The “Index Maturity” for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publications, published by the Board of Governors of the Federal Reserve System.  “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities” published by the Federal Reserve Bank of New York.

As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement (“Maximum Pass-Through Rate”), and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“Minimum Pass-Through Rate”).  In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

We will appoint, and enter into agreements with, agents (each a “Calculation Agent”) to calculate Pass-Through Rates on each series or class of Floating Rate Certificates.  The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually, or annually (such period being the “Interest Reset Period” for such class, and the first day of each Interest Reset Period being an “Interest Reset Date”), as specified in the applicable prospectus supplement.  Interest Reset Dates with respect to each series, and any class within such series of Floating Rate Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date.  If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates, and CD Rate Certificates, or by the actual number of days in the year, in the case of Treasury Rate Certificates.  For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be truncated, if necessary, to the nearest 1/100,000 of 1% (.0000001).

Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

(1)

CD Rate Certificates.  Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “CD Rate” for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “CD Rate Determination Date”) for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Certificates of Deposit.”  If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(2)

Commercial Paper Rate Certificates.  Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper.” If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield = D X 360 X 100

360 - (D X M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(3)

Federal Funds Rate Certificates.  Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds Rate” for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate.” If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).  Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

(4)

LIBOR Certificates.  Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a “LIBOR Determination Date”), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.  “Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).  If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in New York City selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, “LIBOR” for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

(5)

Treasury Rate Certificates.  Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury Rate” for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned.  Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (1) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day, or (2) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a “Certificate Principal Balance” that, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets.  Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero.  The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated thereto.  Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class.  Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Purchase Upon Death

If so provided in a related prospectus supplement, certificateholder will have the right to require us or a third-party financial institution or insurance company (the “Benefit Provider”) to purchase a certificate prior to Final Scheduled Distribution Date (as defined in the related prospectus supplement) upon the death of the owner of such certificate (the “Survivor’s Option”).  See the applicable prospectus supplement to determine whether the Survivor’s Option applies to any particular certificate and if so on what terms and conditions.  Certificates with the Survivor’s Option will not be issued if it would either (1) cause the Issuer or Depositor to fail to satisfy the requirements of the exemption under Rule 3a-7 under the Investment Company Act of 1940, or (2) affect the characterization of the Issuer under the Code.

Call Right

Amherst Securities Group, L.P., the Depositor, or, if so specified in the relevant prospectus supplement, a transferee as a result of a private placement to eligible investors, may hold the right to purchase all of some of the Certificates of a given series or class from the holders thereof (the “Call on Certificates”) or all or some of the Underlying Securities of a given series from the Issuer (the “Call on Underlying Securities” and, together with the Call on Certificates, the “Call Right”).  If one or more specified person holds a Call Right, the applicable prospectus supplement will designate such series as a “Callable Series.”  No Callable Series will be issued, however, if it would either (1) cause the Issuer or Depositor to fail to satisfy the requirements of the exemption under Rule 3a-7 under the Investment Company Act of 1940, or (2) affect the characterization of the Issuer under the Code.

The terms upon which any such specified person or entity may exercise a Call Right will be specified in the applicable prospectus supplement.  Such terms may relate to, but are not limited to, the following:

a)

the initial holder of the Call Right,

b)

whether the Certificate Principal Balance or Notional Amount of each Certificate being purchase pursuant to the Call Right must be an Authorized Denomination,

c)

the Call Date or Dates, and

d)

the Call Price.

After receiving notice of the exercise of a Call Right, the Trustee will provide notice thereof as specified in the Standard Terms.  Upon the satisfaction of any applicable conditions to the exercise of a Call Right, each certificateholder will be entitled to receive (in the case of a purchase of less than all of the certificates) payment of a pro rata share of the Call Price paid in connection with such exercise.  In addition, in conjunction with the exercise of a Call on Underlying Securities in respect of all or a portion of the Underlying Securities, the Certificates will be redeemed in whole, or, if only a portion is subject to the call, pro rata.  A Call Right is not expected to be exercised unless the value of the Underlying Securities exceeds the Call Price payable upon exercise of the Call Right.

Indexed Certificates

From time to time, the issuer may offer a series of certificates (“Indexed Certificates”), the principal amount payable at the stated maturity date of which (the “Indexed Principal Amount”) or interest with respect to which is determined by reference to:

•

the difference in the price of a specified commodity (the “Indexed Commodity”) on specified dates,

•

the difference in the level of a specified stock index (the “Stock Index”), which may be based on U.S. stocks, on specified dates, or

•

such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Commodity, Stock Index, or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the “Face Amount” of such Indexed Certificate.  The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

Optional Exchange

If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an “Exchangeable Series”) the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related issuer will be specified in the related prospectus supplement and the related trust agreement; provided, however, that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the issuer’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations, and interpretations thereunder.  Such terms may relate to, but are not limited to, the following:

•

a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series,

•

a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange,

•

a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement,

•

specified dates during which a holder may effect such an exchange (each, an “Optional Exchange Date”),

•

limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable issuer, and

•

adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Issuer Expenses as set forth in the applicable prospectus supplement, if applicable.

Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (1) such certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (2) in the case of registered certificates, a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby, and a guarantee that the registered certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter.  If the procedure described in clause (2) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day.  Any tender of a certificate by the holder for exchange shall be irrevocable.  The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied.  Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary’s nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange.  In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange.  Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement.  Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets.  In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

Global Securities

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities.  The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”), and registered in the name of a nominee of the Depositary.  Global securities will be issued in registered form and in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a “definitive certificate”), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The Depository Trust Company has advised us as follows:  The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary (“participants”) in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates.  The Depositary’s participants include securities brokers and dealers (including Amherst Securities Group, L.P.), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own the Depositary.  Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The Depository Trust Company has confirmed to us that it intends to follow such procedures.

Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants.  The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by us or such agent or agents.  Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in a global security.

So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates.  Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates.  Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

Distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security.  None of the Depositor, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary.  We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue individual definitive certificates in exchange for the global security or securities representing such certificates.  In addition, we may at any time and in our sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates.  Further, if we specify with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to us and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates).  Individual definitive certificates of such class so issued will be issued as registered certificates in denominations, unless otherwise specified by us or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates.

The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

Each certificate of each series (or if more than one class exists, each class, whether or not each such class is offered hereby within such series) will represent an ownership interest specified for such series, or class, of certificates in a designated, publicly issued, security or a pool of securities (the “Underlying Securities”), purchased by us (or an affiliate of ours) in the secondary market (except in the case where an affiliate of ours purchased securities directly from certain GSEs or purchased Treasury Securities (as defined below) from the issuer thereof as described below) and assigned to an issuer as described in the applicable prospectus supplement.  The Underlying Securities will represent one or more of the following:

•

debt obligations that are (i) rated as investment grade by one or more Rating Agencies at the time it is acquired by the Issuer and (ii) have either been previously offered pursuant to a registered public offering or satisfy the holding period requirement set forth in Rule 144(k) of the Securities Act, of one or more corporations, limited liability companies, banking organizations, or insurance companies organized under the laws of the United States or any state, the District of Columbia, or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency (unless in the case of a security guaranteed by a parent company (i) the guarantor files such reports, and (ii) the issuer is exempt from such filing requirements pursuant to Rule 3-10 of SEC Regulation S-X) and which, if such security or securities are Concentrated Underlying Securities (as defined below), the depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the certificates (or in the case of a guaranteed security, the depositor reasonably believes the guarantor meets such requirements),

•

asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) that (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance therewith, file reports and other information with the SEC, (“Asset-Backed Securities” and together with Corporate Debt Securities, the “Private Sector Securities”),

•

an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”), or

•

an obligation or asset-backed certificate of one or more U.S. government sponsored entities (“GSEs”) described below for the payment of which the full faith and credit of the United States of America is not pledged.

We, or an affiliate of ours, may purchase securities directly from certain GSEs that (i) have outstanding securities held by non-affiliates with an aggregate market value of at least $75,000,000 at the time of the offering of the certificates hereunder, and (ii) make information publicly available comparable to that required of Exchange Act reporting entities.  We, or an affiliate of ours, may also purchase Treasury Securities directly from the issuer thereof.

Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of certificates and that neither we or Amherst Securities Group, L.P. will perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.  The reasonableness of our belief as to an Underlying Security issuer’s eligibility to issue common stock on Form S-3 should be evaluated in light of these limitations.

This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities.  The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities we are permitted to deposit in an issuer and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

Underlying Securities

Private Sector Securities

Private Sector Securities will be either:

•

Corporate Debt Securities; or

•

Asset-Backed Securities.

Corporate Debt Securities.  Corporate Debt Securities consist of investment grade debt obligations as described above.  Debt obligations may be issued with a wide variety of terms and conditions.  Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

Indentures.  With respect to debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an “Underlying Securities Indenture”) between the issuer of the Underlying Securities and a trustee (the “Underlying Securities Trustee”).  If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

Certain Covenants.  If specified in the related prospectus supplement, the Underlying Securities that consist of debt obligations will be issued pursuant to an Underlying Securities Indenture.  Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiary’s, ability to:

•

consolidate, merge, or transfer or lease assets,

•

incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets,

•

incur, assume, guarantee, or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien,

•

declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange, or otherwise acquire or retire for value any capital stock or subordinated indebtedness, or

•

of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants that, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves.  Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The Underlying Securities Indenture related to one or more Underlying Securities included in an issuer may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein.  To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either.  There can be no assurance that any such provision will protect the issuer as a holder of the Underlying Securities against losses.

The prospectus supplement used to offer any series of certificates will describe material covenants in relation to any Underlying Securities that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a “Concentrated Underlying Security”) and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

Events of Default.  Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder.  Such events of default typically include the following or variations thereof:

•

failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period),

•

failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities, or

•

failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

Remedies.  Indentures for Corporate Debt Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders.  Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable.  Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders.  An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied.  These conditions often include:

•

the consent of the indenture trustee,

•

the proceeding be brought for the ratable benefit of all holders of the security, or

•

the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein.  The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security (“Underlying Security Events of Default”) and applicable remedies with respect thereto.  With respect to any issuer comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool.  There can be no assurance that any such provision will protect the issuer, as a holder of the Underlying Securities, against losses.  If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (“Outstanding Debt Securities”) in determining whether to declare the acceleration of the Underlying Securities.

Secured Obligations.  Certain of the Underlying Securities with respect to any issuer may represent secured obligations of the issuer of the Underlying Securities (“Secured Underlying Securities”).  Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were issued, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest, and dispose of any income related to the collateral.  The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders.  The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto.  In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value.  If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof.  The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral.  With respect to any issuer comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

Asset-Backed Securities.  As specified in the related prospectus supplement, an issuer may include one or more Asset-Backed Securities.  Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity.  Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets.  Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments.  Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements.  A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the “Asset-Backed Agreements”).

The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor.  Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets.  Where so required by the Uniform Commercial Code (the “UCC”) (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities.  In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts).  In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee’s interest by filing a financing statement under the UCC.  This method of segregation and perfection presents the risk that the trustee’s interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Government Securities

Government Securities will be either:

•

Treasury Securities,

•

GSE Securities, or

•

GSE Certificates.

GSE Securities.  As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in an issuer:  Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, and Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks).  GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act.  The securities of any GSE will be included in an issuer only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government, or (B) the organization makes publicly available its annual report, which must include financial statements or similar financial information with respect to the organization.  Based on information contained in the offering document pursuant to which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement.  The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement.  A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee.  Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

Contractual and Statutory Restrictions.  A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to security holders against the occurrence or effects of specified events.  Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer.  See “Description of the Deposited Assets--Publicly Available Information” in the related prospectus supplement.  A GSE’s promotion of its statutory purposes, as well as its statutory, structural, and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

Neither the United States nor any agency thereof is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner.  Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

Events of Default.  Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder.  Events of default typically include the following or variations thereof:

•

failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period),

•

failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent, or the holders of not less than a specified percentage of the outstanding securities, and

•

failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

GSE Certificates

Ginnie Mae Certificates

Ginnie Mae.  The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America.  Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD (“FHA”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

General. The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Servicers”) under the Ginnie Mae I and/or the Ginnie Mae II program.  The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America.  The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate.  Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate.  Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate.  If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate.  In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due.  The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder.  In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month.  Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month.  A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer.  Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates.  However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans.  Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of loans insured with the FHA (“FHA Loans”) and/or housing loans partially guaranteed by the VA (“VA Loans”), all of which are assumable by a purchaser.  Ginnie Mae certificates securing a series may be backed by mortgage loans eligible for inclusion in a Ginnie Mae certificate as more fully described in the prospectus supplement.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes).  The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point.  The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series.  The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Fannie Mae Certificates

Fannie Mae.  Fannie Mae (“Fannie Mae”) is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.).  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was converted into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.  In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders.  See “Additional Information” for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

General.  Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates.  Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered.  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America.  If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 will be available in book-entry form only.  Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month.  With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Underlying Mortgage Loans.  Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of mortgage loans that meet the applicable standards set forth under the Fannie Mae purchase program and will include various types of mortgage loans, including but not limited to:

•

fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency (“Conventional Loans”);

•

fixed-rate level payment FHA Loans or VA Loans; and

•

adjustable rate mortgage loans.

The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans.  The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool.  Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.  The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guarantee fee.

The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series.  The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

Freddie Mac Certificates

Freddie Mac.  The Federal Home Loan Mortgage Corporation (“Freddie Mac”) is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. §§ 1451-1459) on July 24, 1970 (the “Freddie Mac Act”).  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates.  All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.  See “Additional Information” for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

General.  The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a “PC Pool”) purchased by Freddie Mac.  Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac’s “Cash Program“ or “Guarantor Program“ or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received.  Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder’s pro rata share thereof, but does not, except with respect to “Scheduled Principal“ Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal.  Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

•

30 days following foreclosure sale;

•

30 days following payment of the claim by any mortgage insurer; or

•

30 days following the expiration of any right of redemption.

In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.  In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold.  The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage.  Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.  Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guarantee income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank.  If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month.  With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders’ instructions.  The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate.  Thereafter, payments will normally be received by the 15th day of each month.

The Underlying Mortgage Loans.  Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein.  Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America.  All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series.  The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

Principal Economic Terms of Underlying Securities

Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:

(1)

the title and series of such Underlying Securities, the aggregate principal amount, denomination, and form thereof;

(2)

whether such securities are senior to any other obligations of the issuer of the Underlying Securities;

(3)

whether any of the obligations are secured or unsecured and the nature of any collateral;

(4)

the limit, if any, upon the aggregate principal amount of such debt securities;

(5)

the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable;

(6)

the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (“Underlying Securities Rate”); the date or dates from which such interest will accrue (“Underlying Securities Interest Accrual Periods”); and the dates on which such interest will be payable (“Underlying Securities Payment Dates”);

(7)

the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(8)

the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities;

(9)

whether the Underlying Securities were issued at a price lower than the principal amount thereof;

(10)

material events of default or restrictive covenants provided for with respect to such Underlying Securities;

(11)

the rating thereof, if any; and

(12)

any other material terms of such Underlying Securities.

With respect to an issuer comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (2), (3), (5), (6), (7), (8) and (9) of the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

With respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor.  Except in the case of a GSE issuer, publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC.  Such information will typically consist of the obligor’s annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement.

In the case of a GSE issuer whose obligations are not supported by the full faith and credit of the U.S. government, publicly available information will typically consist of information comparable to that required of Exchange Act reporting entities. The precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

[In July 2002, Freddie Mac announced that it will voluntarily become subject to the informational reporting requirements in the Exchange Act.  It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2003.]

[In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act.  Fannie Mae is expected to file a Form 10 with an appended Form 10-K in early 2003.]

WITH RESPECT TO ANY UNDERLYING SECURITIES, A PROSPECTIVE CERTIFICATEHOLDER SHOULD OBTAIN AND EVALUATE THE SAME INFORMATION CONCERNING THE RELEVANT UNDERLYING SECURITIES ISSUER AS IT WOULD OBTAIN AND EVALUATE IF IT WERE INVESTING DIRECTLY IN THE UNDERLYING SECURITIES OR IN THE ISSUER THEREOF.

None of the Depositor, the Trustee, the Underwriter or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information concerning any Underlying Securities Issuer (including, without limitation, any investigation as to its financial condition or creditworthiness) or concerning any Underlying Securities (whether or not such information is filed with the Commission) or otherwise considered by a purchaser of the certificates in making its investment decision in connection therewith; provided that the foregoing shall not apply to any information concerning the Underlying Securities and any Underlying Securities Issuer that is expressly set forth in this prospectus or an applicable prospectus supplement.

If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, or make available comparable reports in the case of a GSE issuer, the Depositor on behalf of the issuer may still continue to be subject to the reporting requirements of the Exchange Act (although certain information with respect to such issuer may be unavailable).

In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of certificates ceases to file periodic reports required under the Exchange Act, or make available comparable reports in the case of a GSE issuer and we are subject to the requirements of the Exchange at that time, we must within a reasonable period of time either (1) file periodic reports containing the information that such issuer(s) would otherwise file or in the case of any GSE issuer, make publicly available the information that such GSE issuer would otherwise make publicly available, or (2) instruct the trustee to either (a) distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders or (b) sell within a reasonable period of time the Underlying Securities and distribute the proceeds to the certificateholders, pursuant to the procedures set forth in the trust agreement.

Other Deposited Assets

In addition to the Underlying Securities, we may also deposit into a given issuer, or the trustee on behalf of the certificateholders of an issuer may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the issuer, including credit enhancement or surety contracts and other similar arrangements (such as puts, calls, interest rate and other basis swaps), cash, and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the “Deposited Assets”).  The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related issuer will not constitute Deposited Assets for any other series of certificates and the related issuer and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets.  The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series.  In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

Credit Support

As specified in the applicable prospectus supplement for a given series of certificates, the issuer for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series.  Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement.  The applicable prospectus supplement will set forth whether the issuer for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

Subordination.  As discussed below under “--Collections,” the rights of the certificateholders of any given class within a series of certificates to receive collections from the issuer for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement.  Such subordination accordingly provides some additional credit support to those certificateholders of those other classes.  For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement.  In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account.  Amounts held in any reserve account may be applied as described below under “--Reserve Accounts” and in the related prospectus supplement.

If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below.  Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement.  In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

Letter of Credit; Surety Bond.  The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company.  In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for.  The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement.  Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder.  The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost.  There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost.  To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

Reserve Accounts.  If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a “reserve account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement.  In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement.  Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement.  Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, the Depositor, or such other person named in the related prospectus supplement.

Collections

The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets.  This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a “certificate account”).  An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement.  The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates.  Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates.  The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

The relative priorities of distributions with respect to collections from the assets of the issuer assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement.  Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

DESCRIPTION OF THE TRUST AGREEMENT

General

The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement.  Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Assignment of Deposited Assets

At the time of issuance of any series of certificates, we will cause the Underlying Securities to be included in the related issuer, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of us on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest.  The trustee will, concurrently with such assignment, deliver the certificates to us in exchange for certain assets to be deposited in the issuer.  Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement.  The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

In addition, we will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee.  The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders.

With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, the trustee, us, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to us (a “Deposited Asset Provider”).  If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset.  There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation.  Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor us will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation.  Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document.

Each of the administrative agent, if any, and us will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement.  Upon a breach of any such representation of any such administrative agent or us, as the case may be, which materially and adversely affects the interests of the certificateholders, or any such administrative agent or us, respectively, will be obligated to cure the breach in all material respects.

Collection and Other Administrative Procedures

General.  With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets.  The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the “credit support instruments”) and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Sub-Administration.  Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “sub-administrative agent”).  The trustee or administrative agent, however, will remain obligated with respect to such obligations under the trust agreement.  Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies, and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement.  Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent’s rights and obligations under the sub-administration agreement.

The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees.  A sub-administrative agent, however, may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement.  Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series.  See “--Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

Realization Upon Defaulted Deposited Assets.  Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets.  As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related issuer, subject to withdrawal as described above.

Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset.  Except, however, as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.  If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (1) the outstanding principal balance of the defaulted Deposited Asset, (2) interest accrued but unpaid thereon at the applicable interest rate, and (3) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the issuer under the trust agreement, the issuer will realize a loss in the amount of such difference.  Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof.  If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement.  A Retained Interest in a Deposited Asset represents a specified interest therein and a right to a portion of the payment thereon. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related issuer.  Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the holder of the Retained Interest (if any) and the certificateholder of the applicable series.

Administrative Agent Compensation and Payment of Expenses

The applicable prospectus supplement will specify the administrative agent’s, if any, and the trustee’s compensation, and the source, manner, and priority of payment thereof with respect to a given series of certificates.

If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement.

Advances in Respect of Delinquencies

Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates.  To the extent provided in the applicable prospectus supplement, however, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date.  To the extent specified in the applicable prospectus supplement, the amount advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (1) any such administrative agent’s or trustee’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined below), and (2) such other conditions as may be specified in the prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Unless otherwise provided in the related prospectus supplement, advances of an administrative agent’s or trustee’s funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, “Related Proceeds”); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds.  If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date.  If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

Certain Matters Regarding the Administrative Agent and Us

An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement.  The entity serving as administrative agent for any such series may be the trustee, us, an affiliate of either us or the trustee, the Deposited Asset Provider, or any third party and may have other normal business relationships with the trustee, our affiliates of us or the trustee, or the Deposited Asset Provider.  The “Deposited Asset Provider” is the relevant person who sold the applicable Deposited Asset to us.

The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor has assumed the administrative agent’s obligations and duties under the trust agreement with respect to such series.

The trust agreement will further provide that neither us, an administrative agent, nor any director, officer, employee, or agent of ours or of the administrative agent will incur any liability to the related issuer or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of us, the administrative agent, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, we and any director, officer, employee or agent of the administrative agent of us will be entitled to indemnification by the related issuer and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  In addition, the trust agreement will provide that neither an administrative agent nor we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability.  Each of the administrative agent or us may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.  The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

Administrative Agent Termination Events; Rights Upon Administrative Agent Termination Event

Unless otherwise provided in the related prospectus supplement, “Administrative Agent Termination Events” under the trust agreement with respect to any given series of certificates will consist of the following:

•

any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or us, or to the administrative agent, us and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below),

•

any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or us, or to the administrative agent, us and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights, and

•

specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, the trustee or we may, and at the direction of holders of such certificates evidencing not less than the “Required Percentage--Administrative Agent Termination” (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable issuer and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent).  The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the “Required Percentage--Administrative Agent Termination” of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series.  Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated).  The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

Limitations on Rights of Certificateholders

No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the “Required Percentage--Remedies” (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding.  The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by us and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

•

to cure any ambiguity,

•

to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement,

•

to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders),

•

to add to the covenants, restrictions or obligations of our administrative agent, if any, or the trustee for the benefit of the certificateholders,

•

to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (1) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the issuer or result in a sale or exchange of any certificate for tax purposes, and (2) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof, or

•

to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by us, and the trustee, with the consent of the holders of certificates evidencing not less than the “Required Percentage--Amendment” (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the “Required Percentage--Amendment” specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (1) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate, or (2) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the “Required Percentage--Waiver” (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series (1) waive, insofar as that series is concerned, compliance by us, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance, and (2) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby.

Reports to Certificateholders; Notices

Reports to Certificateholders.  Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to us and to such other parties as may be specified in the trust agreement, a statement setting forth:

•

the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class, and the amount of aggregate unpaid interest as of such Distribution Date,

•

in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement,

•

the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns,

•

if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date,

•

the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date,

•

the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise, and

•

as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder.  Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

Notices.  Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register.

Voting.  In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated.  “Required Percentage” means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement.  “Voting Rights” evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement.

Evidence as to Compliance

If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

The trust agreement may also provide for delivery to us, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee or administrative agent to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

Copies of the annual accountants’ statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

Replacement Certificates

Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York, or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require.  Mutilated certificates must be surrendered before new certificates will be issued.

Termination

The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (1) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset, and (2) the purchase of all the assets of the issuer by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement.  In no event, however, will any issuer created by the trust agreement continue beyond the respective date specified in the related prospectus supplement.  Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under “--Reports to Certificateholders; Notices--Notices,” and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the issuer (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a “Purchase Price”).  The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement.

Duties of the Trustee

The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document.  The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent.  If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement.

The Trustee

The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement.  The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with us, any administrative agent and their respective affiliates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed to Certificate Owners that purchase certificates at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in certificates, certain traders in certificates, financial institutions, tax-exempt organizations, insurance companies, persons who hold certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a certificate as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of certificates.  We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of certificates.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•

“Certificate Owner,” we mean any person holding a beneficial ownership interest in certificates;

•

“Code,” we mean the Internal Revenue Code of 1986, as amended;

•

“Depositor’s Counsel,” we mean McKee Nelson, LLP;

•

“IRS,” we mean the Internal Revenue Service;

•

“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury certificates with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•

“Foreign Person,” we mean any person other than a U.S. Person; and

•

“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Certificates

This discussion addresses the following types of certificates:

•

REMIC certificates,

•

FASIT certificates, and

•

trust certificates issued by trusts for which a REMIC or FASIT election is not made.

The prospectus supplement for each series of certificates will indicate the tax characterization of each certificate issued pursuant to that supplement.  Moreover, prior to the issuance of each series, Depositor’s Counsel will deliver an unqualified opinion concerning the tax characterization of the series, as described in this summary under the captions “REMIC Certificates Generally; FASIT Certificates Generally; and Classification of Trust Certificates No REMIC or FASIT Election.”  The Depositor will file each such opinion with the Securities and Exchange Commission on Form 8-K prior to the issuance of the related series.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular certificates.  The discussion under “-Backup Withholding” below addresses all types of certificates.

REMIC Certificates Generally.

With respect to each series of REMIC certificates, Depositor’s Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC certificate representing a regular interest in a REMIC as a “REMIC regular certificate.”  REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of REMIC regular certificates is discussed under “—Taxation of Regular Certificates” below.  You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC certificate representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage (which includes a REMIC Regular Interest issued by another REMIC) other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

FASIT Certificates Generally.

With respect to each series of FASIT certificates, Depositor Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a “FASIT” within the meaning of Section 860L of the Code.  In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as “FASIT regular certificates,” and a single ownership interest, which we refer to herein as the “Ownership certificate.”  The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Certificate Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method.  The tax treatment of FASIT regular certificates discussed under “—Taxation of Regular Certificates” below.

Certain FASIT regular interests, referred to as “High-Yield Interests,” are subject to special rules.  The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests.  Generally, High-Yield Interests may be held only by domestic “C” corporations, other FASITs, and dealers in certificates who hold such interests in inventory.  If a certificates dealer (other than a domestic “C” corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate.  In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes.  In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity certificates backed by the FASIT regular certificate that have the same features as High-Yield Interests.

The Ownership certificate in a FASIT must be held by an “eligible corporation” within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable “C” corporation other than a REIT, regulated investment company or cooperative).  The tax treatment of Ownership certificates is discussed under “— FASIT Ownership Certificates” below.

Qualification as a FASIT requires ongoing compliance with certain conditions.  If a trust for which a FASIT election has been made fails to comply with one or more of the Code’s ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter.  If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain.  The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership.  The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT.  Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued.  It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT’s income for a period of time in which the requirements for FASIT status are not satisfied.

On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs.  Subject to certain exceptions, the proposed regulations would only become effective at the time the regulations are issued in final form.  Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

Taxation of Regular Certificates

The following discussion applied to both REMIC regular certificates and FASIT regular certificates and the references below to “regular certificates” apply to both FASIT regular certificates and REMIC regular certificates.

This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to regular certificates.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to regular certificates.

Interest Income and OID.  Regular certificates may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount.  Although not clear, the de minimis amount for a class of regular certificates would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a regular certificate generally must report de minimis OID with respect to that regular certificate pro rata as principal payments are received, and that income will be capital gain if the regular certificate is held as a capital asset.

For OID purposes, the issue price of a regular certificate generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a regular certificate as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a regular certificate also includes any amount paid by an beneficial owner of that regular certificate for accrued interest that relates to a period before the issue date of the regular certificate, unless the Certificate Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a regular certificate includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the regular certificates may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of  regular certificates as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

If all or a portion of the stated interest payable on the class of regular certificates is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the regular certificate’s stated redemption price at maturity.  Qualified Stated Interest payable on a regular certificate must be included in the income of the Certificate Owner under an accrual method of accounting, regardless of the method otherwise used by the Certificate Owner.

If a regular certificate is issued with OID, a Certificate Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such regular certificate.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of regular certificates will equal (1) the sum of (i) the adjusted issue price of that class of regular certificates at the end of the accrual period and (ii) any payments made on that class of regular certificates during the accrual period of amounts included in the stated redemption price at maturity of that class of regular certificates, minus (2) the adjusted issue price of that class of regular certificates at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of regular certificates at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of regular certificates at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the regular certificates, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of regular certificates is determined by projecting payments due on that class of regular certificates based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of regular certificates is the discount rate that, when applied to the stream of payments projected to be made on that class of regular certificates as of its issue date, produces a present value equal to the issue price of that class of regular certificates.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of regular certificates is negative for any period, a beneficial owner of a regular certificate of that class will be entitled to offset such negative accruals only against future positive OID accruals on that regular certificate.

Variable Rate Certificates

Regular certificates may provide for interest based on a variable rate.  The amount of OID for a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that regular certificate.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Certificate Owner purchases a regular certificate for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Certificate Owner will have acquired the regular certificate at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Certificate Owner must reduce future accruals of OID on the regular certificate by the amount of the acquisition premium.  Specifically, a Certificate Owner must reduce each future accrual of OID on the regular certificate by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the regular certificate at the time the Certificate Owner purchased the regular certificate.  Certificate Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a regular certificate is included in the regular certificate’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a regular certificate at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a regular certificate at a discount from its outstanding principal amount (or, if the regular certificate is issued with OID, its adjusted issue price), the purchaser will acquire the regular certificate with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the regular certificate and (iii) the remaining weighted average maturity of the regular certificate), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the regular certificates, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a regular certificate issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a regular certificate that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of regular certificates, the prepayment assumption applicable to calculating the accrual of OID on such regular certificates applies.

If a beneficial owner of a regular certificate incurred or continues indebtedness to purchase or hold regular certificates with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a regular certificate that purchases the regular certificate for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that regular certificate in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that regular certificate and may elect to amortize the premium under Section 171 of the Code.  If a Certificate Owner makes this election, the amount of any interest payment that must be included in the Certificate Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Certificate Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Certificates

A regular certificate may provide for certain amounts of principal to be distributed upon the request of a Certificate Owner or by random lot (a “non-pro rata certificate”).  In the case of a non-pro rata certificate, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata certificate in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the certificate (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining certificate of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are advised to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a regular certificate to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Certificate Owner’s acquisition would apply.  If such an election were to be made and the regular certificates were acquired at a premium, such a Certificate Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Certificate Owner had acquired the regular certificates with market discount, the Certificate Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Certificate Owners that own regular certificates will be required to report income with respect to such certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the regular certificate is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Certificate Owner in any period could exceed the amount of cash distributed to such Certificate Owner in that period.

Although not entirely clear, it appears that:  (a) a Certificate Owner who holds a regular certificate in the course of a trade or business or a Certificate Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the regular certificate’s partial or complete worthlessness and (b) a noncorporate Certificate Owner who does not hold the regular certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the regular certificate’s complete worthlessness.  Certificate Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a regular certificate, particularly subordinated regular certificates.

Sale or Other Disposition

If a beneficial owner of a regular certificate sells, exchanges or otherwise disposes of the  regular certificate, or the regular certificate is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the regular certificate.  The adjusted tax basis of a regular certificate to a particular beneficial owner generally will equal the beneficial owner’s cost for the regular certificate, increased by any market discount and OID previously included by such beneficial owner in income with respect to the regular certificate and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the regular certificate’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the regular certificate was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a regular certificate who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the regular certificates or a controlled foreign corporation with respect to which the issuer of the regular certificates is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the regular certificates (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a regular certificate is held through a certificates clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the regular certificate.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the regular certificates will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We recommend that Foreign Persons that intend to hold a regular certificate through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a regular certificate.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a regular certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a regular certificate held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Certificate Owners that hold beneficial interests in regular certificates issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the regular certificates are outstanding, the adjusted issue price of the regular certificates as of the end of each accrual period, and information to enable a Certificate Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a regular certificate held by a Foreign Person (other than payments of interest that is effectively connected with the Foreign Person’s conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to certain limitations, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no REMIC regular certificates of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

All or a portion of the income allocable to a Residual Owner may be subject to special rules that preclude the Residual Owner from offsetting such income with otherwise allowable deductions or losses.  Moreover, tax rules exist that may work to restrict transfers of REMIC residual certificates.

The Depositor does not anticipate that REMIC residual certificates will be offered for sale to investors pursuant to this prospectus.  Te discussion set out above is intended to enable investors holding REMIC regular certificates to understand the federal income tax treatment of REMICs generally.

FASIT Ownership Certificates

An Ownership certificate represents the residual equity interest in a FASIT.  As such, the beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below).  In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income.  In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT’s assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting.  In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests.  See “— Types of Certificates -- FASIT Certificates Generally” above.

A Certificate Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Certificate Owner’s basis in those assets.  Moreover, in the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments.  Any gain recognized will increase the Certificate Owner’s basis in the assets held in the FASIT.  Proposed Treasury Regulations would, if issued in final form, provide that the Certificate Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

The Depositor does not anticipate that Ownership certificates will be offered for sale to investors pursuant to this prospectus.  Te discussion set out above is intended to enable investors holding FASIT regular certificates to understand the federal income tax treatment of FASITs generally.

Classification of Trust Certificates – No REMIC or FASIT Election.

With respect to each series of trust certificates for which no REMIC or FASIT election is made, Depositor’s Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Grantor Trusts Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates.  Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “--Taxation of Regular Certificates” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Regular Certificates – Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Regular Certificates – Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  The amount required to be reported by the trustee, however, may not be equal to the proper amount of OID required to be reported as taxable income by a Certificate Owner, other than an original Certificate Owner who purchased at the issue price.  In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Certificate Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Certificate Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Certificate Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Certificate Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Certificate Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Certificate Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “-- Taxation of Regular Certificates – Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Certificate Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Certificate Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Certificate Owner in an amount equal to the difference between the amount realized on the sale and the Certificate Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Certificate Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Regular Certificates – Sale or Other Disposition.”  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in regular certificates.  See the discussion of the tax and withholding rules under “—Taxation of Regular Certificates –Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Certificate Owners owning Partner Certificates.  Each such Certificate Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Certificate Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Certificate Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates – Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Certificate Owner owning a Partner Certificate will not be taxable to the Certificate Owner to the extent that the amount distributed does not exceed the Certificate Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Certificate Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Certificate Owner’s interest in the trust, the Certificate Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Certificate Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Certificate Owner for the Partner Certificate, increased by allocations of income made to the Certificate Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Certificate Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Certificate Owner in liquidation of the trust, neither the trust nor the Certificate Owner will recognize gain or loss on the distribution.  The Certificate Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Certificate Owner sells a Partner Certificate, the Certificate Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Certificate Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Certificate Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Certificate Owners.  If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Certificate Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Certificate Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Certificate Owner’s allocable share of the trust’s items of income and expense to the Certificate Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Certificate Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Certificate Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  A clearing agency registered under Section 17A of the Certificates Exchange Act of 1934, however, is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Backup Withholding

Distributions on certificates, as well as payment of proceeds from the sale of certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC, FASIT, or trust for which no REMIC or FASIT election is made may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in certificates.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan’s investment in the entity, including for insurance company general account (each, a “Plan”).

In accordance with ERISA’s fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio.  Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, collectively, “Parties in Interest”).  Thus, a Plan fiduciary considering an investment in Certificates should also consider whether the acquisition and Certificates might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, as the Underlying Securities Issuer, the underwriter, the Trustee, and their respective affiliates may be Parties in Interest with respect to many Plans.

Under a “look-through rule” set forth in Section 2510.3-101 of the United States Department of Labor (“DOL”) regulations (the “Regulation”), a Plan’s assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity.  Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Issuer being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation and the servicing of the assets of both the issuer of the certificates and the issuer of certain underlying securities, might be subject to the prohibited transaction provisions under ERISA and the Code.  If assets of the Issuer were deemed to be Plan assets, transactions involving the Depositor, Underwriter, Trustee, Market Agent, Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions (“PTCEs”) applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan.  Plans maintained or contributed to by the Depositor, Underwriter, Trustee, Market Agent.

The DOL has granted to a number of underwriters of asset-backed and mortgaged-backed certificates individual prohibited transaction exemptions (the “Underwriter Exemptions”) when such underwriters are the underwriters or placement or selling agents for such certificates.  These exemptions, all of which have been amended and restated as Prohibited Transaction Exemption 2002-41, may apply to trusts holding certain asset-backed securities, secured corporate debt or certain guaranteed governmental obligations meeting specific requirements, which trusts issue certificates rated at least investment grade but which may be subordinated and pay either interest and/or principal.  The prospectus supplement will set forth the requirements if an Underwriter Exemption is applicable to a series or class of certificates.  If an Underwriter Exemption is applicable, it will apply to the acquisition and holding of the Certificates as well as the servicing of the assets of the trust.

The DOL has also issued several class exemptions which may cover the acquisition of the certificates meeting their requirements.  These include:

•

Prohibited Transaction Class Exemption (“PTCE”) 75-1 which generally applies to sales of certificates to Plans by underwriters in public offerings and may also cover sales of certificates to Plans by registered broker-dealers.

•

PTCE 84-14, which applies transactions effected by qualified plan asset managers.

•

PTCE 96-23, which applies to transactions effected by in-house asset managers.

•

PTCE 91-38, which applies to purchases by common or collective investment funds maintained by a bank or trust company.

•

PTCE 70-1, which applies to purchases by insurance company pooled separate accounts.

•

PTCE 95-60, which applies to purchases by insurance company general accounts.

In addition, DOL regulations promulgated pursuant to ERISA Section 408(b)(2) exempts from the prohibited transaction provisions of ERISA services necessary for the establishment and operation of a Plan and may cover the services required to administer the trust.  The combination of the above class exemptions and the ERISA Section 408(b)(2) exemption for servicers may also allow the most Senior Certificates paying both principal and interest backed-by certain Underlying Securities held in a grantor trust to be purchased by Plans provided that in the case of trust holding Underlying Securities which are asset backed securities such asset-backed securities are eligible to be purchased by Plans.

The DOL has also provided two exceptions to the application of the Plan Assets Regulation which may be available to cover the operation of the trust depending on the identity and number of purchasers of certificates in a series.  The first is the publicly-offered securities exception which applies if:  (i) the class of certificates is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or is part of a public offering pursuant to a registration statement under the Securities Act of 1933 and the class is registered under the 1934 Act; (ii) the class of certificates is purchased at closing by at least 100 holders (independent of the issuer and each other); and (iii) the certificates are freely transferable.  The second exception applies where less than 25% of each and every class of certificates offered in a series is continuously held by “benefit plan investors” which is defined to include all Plans as well as governmental, foreign and church plans, even if they are not subject to ERISA or Section 4975 of the Code.  For purposes of calculating the less than 25% maximum, equity held by, or non-plan equity managed by, persons managing the issuer’s assets is disregarded.  In order to assure that the 25% maximum is maintained, an investor’s ability to transfer to a “benefit plan investor” after the closing date may be curtailed.  These two Plan Asset Regulation exceptions combined with the class exemptions may cover both the acquisition of the certificates and the servicing of the trust’s assets.

The prospectus supplement for a series will indicate which regulations, exemptions and/or Plan Assets Regulation exceptions, if any, may be applicable to permit the purchase and holding of the certificates.  A Plan fiduciary should consult with counsel as to the application of the fiduciary responsibility and prohibited transaction provisions of ERISA and the applicability of any regulatory, statutory or administrative exemption or exception before investing in certificates.

PLAN OF DISTRIBUTION

Certificates may be offered in any of three ways:

•

through underwriters or dealers;

•

directly to one or more purchasers; or

•

through agents.

The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  The managing underwriters or underwriters in the United States will include Amherst Securities Group, L.P. our parent.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by us from time to time.  Any agent involved in the offer or sale of certificates will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement.  Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Any underwriters, dealers, or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act.  Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

Amherst Securities Group, L.P. is our parent.  Amherst Securities Group, L.P.’s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby.  Any unrated classes or classes rated below investment grade may be retained by us or sold at any time to one or more purchasers.

Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates.  Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement.  Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

LEGAL OPINIONS

Certain legal matters with respect to the certificates will be passed upon for us and the underwriters by McKee Nelson LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Each issuer of a series of certificates is subject to the informational requirements of the Exchange Act and we file on behalf of each issuer of a series of certificates reports and other information with the SEC.  You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).  We do not intend to send any financial reports to certificateholders.

We filed a registration statement relating to the certificates with the SEC.  This prospectus is part of the registration statement, but the registration statement includes additional information.

[In July 2002, Freddie Mac announced that it will voluntarily become subject to the informational requirement in the Exchange Act.  It is expected that Freddie Mac will begin filing Exchange Act Reports in early 2003.]  Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac’s most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759- 8160).  The depositor did not participate in the preparation of Freddie Mac’s Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

[In July 2002, Fannie Mae announced that when it voluntarily registers its common stock under the Exchange Act, it will become subject to the informational reporting requirements of the Exchange Act.  Fannie Mae is expected to file a Form 10 with an appended Form 10-K in early 2003.]  Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae’s annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115).  The depositor did not participate in the preparation of Fannie Mae’s Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents.  All documents filed by or on behalf of the issuer of the series of certificates referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the certificates by the issuer will be deemed to be incorporated by reference in this prospectus.  The information we incorporate by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:  Secretary of Freedom Depository, LLC, 5151 San Felipe, Suite 1300, Houston, Texas 77056.

REPORTS TO CERTIFICATEHOLDERS

Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each issuer of a series of certificates will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates.  See “Description of the Certificates--Global Securities” and “Description of the Trust Agreement--Reports to Certificateholders; Notice.”  These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.  We will file with the SEC on behalf of the issuer periodic reports as are required under the Exchange Act.

__________________________________

__________________________________

[_____________________]

Series [________] Freedom Certificates

_________________________________

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC registration and filling fees, are estimated:


SEC Registration Fee	$80,911.10
Legal Fees and Expenses	$500,000
Accounting Fees and Expenses	$120,000
Trustee’s Fees and Expenses (including counsel Fees)	$200,000
Listing Fees and Expenses	$750,000
Printing and Engraving Fees	$200,000
Rating Agency Fees	$220,000
Miscellaneous	$50,000

Total	$2,120,900


Item 15.  Indemnification of Directors and Officers.

Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, under which Freedom Depository, LLC is formed, empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Freedom Depository, LLC.  Section 20 of Freedom Depository, LLC’s Limited Liability Company Agreement provides as follows:

Exculpation and Indemnification.

(a)

Neither any of the Members nor any Officer, Manager, employee or agent of the Company nor any employee, representative, agent or Affiliate of a Member or the Manager (collectively, the “Covered Persons”) shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b)

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof; provided, further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)

A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Class A Member might properly be paid.

(e)

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person that is a party to or is otherwise bound by this Agreement, a Covered Person acting under this Agreement shall not be liable to the Company or to any such other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(f)

The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Item 16.  Exhibits:

See, Exhibit Index.

Item 17.  Undertakings.

(a)

Undertaking Pursuant to Rule 415.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus’ filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume offering price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

Filing Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)

Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

Undertaking in respect to the eligibility of the Trustee.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Issuer Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned hereby certifies on behalf of Freedom Depository, LLC (the “Depositor”) that he has reasonable grounds to believe that the Depositor meets all of the requirements for filing on Form S-3 and the Depositor has duly caused this Amendment No. 3 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 19th day of September, 2003.


FREEDOM DEPOSITORY, LLC

By:  /s/ Sean A. Dobson

Sean A. Dobson

President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature	Position	Date
* Sean A. Dobson	Director, ASG General Partner, Inc. President, Freedom Depository, LLC (Principal Executive Officer)	September 22, 2003
* Alan Gilbert	Director, ASG General Partner, Inc. Secretary, Freedom Depository, LLC	September 22, 2003
* Robert B. Blodgett	Director, ASG General Partner, Inc. Treasurer, Freedom Depository, LLC (Principal Accounting Officer)	September 22, 2003
* Mike Weathers	Director, ASG General Partner, Inc.	September 22, 2003
* Steve Gorman	Director, ASG General Partner, Inc.	September 22, 2003


/s/ Sean A. Dobson
Sean A. Dobson
Attorney-in-Fact

* Sean A. Dobson by signing his name hereto, does sign this document on behalf of each of the persons identified above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX


Exhibit No.	Description
*1.1	Form of Underwriting Agreement
*3.1	Certification of Formation of Freedom Depository, LLC
*3.2	Operating Agreement of Freedom Depository, LLC
*4.1	Form of Trust Agreement, with form of Certificate attached
*4.2	Form of Series Supplement to Trust Agreement
*5.1	Opinion of McKee Nelson LLP as to legality (including consent of such firm)
*8.1	Opinion of McKee Nelson LLP as to certain tax matters (including consent of such firm)
*23.1	Consents of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)
*24.1	Power of Attorney


__________________

*

Previously filed; incorporated by reference, except the consent, which is part of Exhibit 8.1 being filed herewith.